UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

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THE PROVIDENCE SERVICE CORPORATION
(Name of Registrant as Specified in Its Charter)

DONALD E. SMITH TIFFANY SMITH MICHAEL BRADLEY ERIC S. GRAY 73114 INVESTMENTS, L.L.C. (referred to as “The Providence Committee for Accountability”
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED FEBRUARY [__], 2009

THE PROVIDENCE SERVICE CORPORATION

CONSENT STATEMENT

OF

THE PROVIDENCE COMMITTEE FOR ACCOUNTABILITY

PLEASE SIGN, DATE AND MAIL THE ENCLOSED [WHITE] CONSENT CARD TODAY

This Consent Statement and the enclosed [WHITE] consent card are being furnished by The Providence Committee for Accountability (the “Committee”) in connection with our solicitation of written consents from you, holders of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of The Providence Service Corporation, a Delaware corporation (“Providence” or the “Company”).  A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders.  The Committee is composed of Donald E. and Tiffany Smith, Michael Bradley, Eric S. Gray, and 73114 Investments, L.L.C. We are soliciting written consents from the holders of shares of Common Stock to amend the Providence Bylaws (each, as more fully described in this Consent Statement, a “Proposal” and together, the “Proposals”), in the following order, without a stockholders’ meeting, as authorized by Delaware law:

Proposal 1	To provide that vacancies and newly-created directorships may be filled either by the vote of stockholders or by the affirmative vote of 75% of the directors then in office,

Proposal 2
To provide that a stockholder or group of stockholders that succeeds in having one or more of its nominees elected to the Board in a contested election (if fewer than 50% of the total number of authorized directors is contested) shall be entitled to reimbursement from the Company for reasonable expenses incurred in connection with nominating one or more candidates for election to the Board,

Proposal 3	To provide for majority voting in the election of directors in uncontested elections,

Proposal 4
To reduce the percentage of stock holdings required for stockholders to call special meetings of stockholders from 50% to 25% and eliminate the additional limitations imposed on the stockholders’ ability to call special meetings by the Board’s recent amendments to the Bylaws,

Proposal 5	To limit the ability of the chairman to adjourn stockholder meetings to a later date, time and place to situations where no quorum is present,

Proposal 6
To eliminate the advance notice requirements for stockholders to propose business to be brought before an annual meeting of stockholders and the advance notice requirements for stockholders to nominate persons for election to the Board at an annual or special meeting of stockholders,

Proposal 7
To eliminate the additional requirements imposed on persons nominated for election to the Board by the Board’s recent bylaw amendments, including the requirement that nominees deliver a written questionnaire with respect to such person’s background and qualifications and enter into an undisclosed “Prospective Director Agreement”, which can only be obtained by requesting it from the Company,

Proposal 8	To eliminate the additional procedural requirements imposed on stockholders proposing to act by written consent by the Board’s recent Bylaw amendments, and

Proposal 9
To provide that any decision by the Board to repeal, alter or amend any bylaw adopted by the stockholders of the Company shall, if such repeal, alteration or amendment has not been approved by the stockholders, require the affirmative vote of 75% of the directors then in office.

Providence needs a better direction.  These bylaw changes will reverse some of the recent Board amendments and add further stockholder protections.  These modest steps can begin a process of change for Providence and an increase in stockholder value.  Because time is of the essence, we have undertaken this solicitation.  We view a direct solicitation as the most expeditious means of beginning this change and ensuring that Providence can move forward as a financially healthy and operationally sound enterprise.

This Consent Statement and the enclosed [WHITE] consent card are first being sent or given to the stockholders of Providence on or about February [__], 2009.

We are soliciting your consent in favor of these Bylaw changes to restore stockholder rights that were taken away by the Board’s amendments on November 20, 2008 and to add further protections to provide better Board accountability to the stockholders.

On [______ __], 2009, in accordance with Article V, Section 5.02(c) of the Bylaws, the Committee provided written notice to the secretary of Providence requesting that the Board fix a record date for determining stockholders entitled to give their written consent in connection with this consent solicitation.  On [______ __], 2009, Providence notified the Committee that the Board had fixed [______ __], 2009, as the record date for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to this consent solicitation (the “Record Date”).

The effectiveness of each of the Proposals requires the affirmative consent of the holders of record of a majority of the Common Stock outstanding and entitled to vote as of the close of business on the Record Date.  Each Proposal will be effective without further action when we deliver to Providence such requisite number of consents.  Each Proposal is independent of the others.  A Proposal’s effectiveness is not subject to, or conditioned upon, the effectiveness of the other Proposals.

The Proposals will be effective when delivery of the written consents complies with Section 228(c) of the General Corporation Law of the State of Delaware (“DGCL”) and Article V, Section 5.02 of the Company's Bylaws.  For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to Providence within 60 days of the earliest dated written consent delivered to Providence.  Donald E. and Tiffany Smith delivered their written consent to Providence on February [__], 2009.  Consequently, by April [__], 2009, the Committee will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date.  We intend to set [_____ __], 2009, as the goal for submission of written consents.

PLEASE ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.  The Committee reserves the right to submit to Providence consents at any time within 60 days of the earliest dated written consent delivered to Providence.  See “Consent Procedures” for additional information regarding such procedures.

As of February [__], 2009, the members of the Committee were the beneficial owners of an aggregate of 2,302,095 shares of Common Stock, which currently represent approximately 18.7% of the issued and outstanding shares of Common Stock.

According to Providence’s public filings, there were 12,321,736 shares of Common Stock outstanding as of November 3, 2008.  The stockholders of Providence are entitled to one vote per share of Common Stock.

We urge you to vote in favor of the Proposals by signing, dating and returning the enclosed [WHITE] consent card.  The failure to sign and return a consent will have the same effect as voting against the Proposals.  Please note that you must date as well as sign the enclosed [WHITE] consent card to ensure its validity.

We urge you not to sign any revocation of consent card that may be sent to you by Providence.  If you have done so, you may revoke that revocation of consent by delivering a later dated [WHITE] consent card to The Providence Committee for Accountability, in care of D.F. King & Co., Inc., which is assisting us, at their address listed below, or to the principal executive offices of Providence.

THIS CONSENT SOLICITATION IS BEING MADE BY THE PROVIDENCE COMMITTEE FOR ACCOUNTABILITY AND NOT BY OR ON BEHALF OF THE COMPANY.

THE PROVIDENCE COMMITTEE FOR ACCOUNTABILITY URGES YOU TO SIGN, DATE AND RETURN THE [WHITE] CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

If you have any questions, require assistance in submitting your [WHITE] consent card, or need additional copies of the Committee’s consent solicitation materials, please call
D.F. King & Co., Inc. at the phone numbers listed below.
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY  10005
Stockholders Call Toll-Free at: (800) 848-3416
Banks and Brokers Call Collect at: (212) 269-5550

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed [WHITE] consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions.  Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee.  Please follow the instructions to consent provided on the enclosed [WHITE] consent card.  If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed [WHITE] consent card.  The Providence Committee for Accountability urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to The Providence Committee for Accountability c/o D.F. King & Co., Inc. (“D.F. King” or “D.F. King & Co., Inc.”) at 48 Wall Street, 22nd Floor, New York, New York 10005 so that The Providence Committee for Accountability will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a record holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.

Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to consent to the Proposals.  If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS.  ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

If you have any questions about executing or delivering your [WHITE] consent card or require assistance, please contact:

If you have any questions, require assistance in submitting your [WHITE] consent card, or need additional copies of the Committee’s consent solicitation materials, please call
D.F. King & Co., Inc. at the phone numbers listed below.
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY  10005
Stockholders Call Toll-Free at: (800) 848-3416
Banks and Brokers Call Collect at: (212) 269-5550

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION
The following are some of the questions you, as a stockholder, may have and answers to those questions.  The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement.  We urge you to carefully read this entire Consent Statement before making any decision on whether to grant any consent hereunder.

Who Is Making the Solicitation?
The Providence Committee for Accountability (the “Committee”) is making this solicitation.  The Committee is composed of Donald E. and Tiffany Smith, Michael Bradley, Eric S. Gray, and 73114 Investments, L.L.C.  The members of the Committee hold in the aggregate 2,302,095 shares of Common Stock, or approximately 18.7% of the Common Stock outstanding, as disclosed in our most recent amendment to Schedule 13D filed with the SEC on January 22, 2009.  The Committee members are executives, directors and affiliates of Avalon Correctional Services, Inc., a leading developer and manager of private community correctional facilities and alternative correctional programming in the United States.  Donald Smith is the Chief Executive Officer, director and principal stockholder of Avalon.  Tiffany Smith is the [Vice President of Communications] and principal stockholder of Avalon and the spouse of Mr. Smith.  Michael Bradley is Avalon’s Chief Financial Officer.  Eric Gray is Avalon’s Vice President and Corporate Counsel.  73114 is a wholly-owned subsidiary of Avalon, which is managed by Messrs. Smith, Bradley and Gray.

Each member of the Committee may be deemed a participant in this consent solicitation.  For additional information on the participants, please see “Additional Information Concerning the Participants” on page [__].

What Are You Asking that the Stockholders Consent To?

The Committee is asking you to consent to nine Proposals, which would amend the Providence Bylaws to:

1.	Fill Board vacancies either by a stockholder vote or by the affirmative vote of 75% of the directors then in office,

2.	Reimburse stockholders that nominate successful director candidates,

3.	Elect directors by majority vote in uncontested elections,

4.	Allow stockholders with 25% or more of the outstanding shares to call special meetings,

5.	Limit the chair’s ability to adjourn a stockholders’ meeting when a quorum is present,

6.	Eliminate advance notice provisions,

7.	Eliminate pre-textual questionnaires and “agreements” for director nominees,

8.	Remove the Board’s control over the record date in consent solicitations, and

9.	Require the affirmative vote of 75% of the directors then in office to approve changes to stockholder adopted or amended bylaws unless approved by the stockholders.

These Proposals are explained fully under the heading “Providing Board Accountability – Proposed Bylaw Changes”.  The text of the existing Bylaws to be amended is attached as Exhibit A.  The text of the Bylaws, amended in the manner set forth in Proposals 1 through 9, is attached as Exhibit B.

Why Are We Soliciting Your Consent?
We are soliciting your consent because we believe the current Board and executives are elevating their enrichment and entrenchment above the pursuit of stockholder value.  Our belief is supported by serial misjudgments by management, especially in the acquisition of LogistiCare, by the dramatic increases in executive compensation, and by the Board’s implementation of an anti-stockholder agenda.  We believe that Providence cannot realize its intrinsic share value unless management’s values are realigned to match the stockholders’ best interests.  We believe those values can be realigned starting with the Proposals in this Consent Solicitation.

Are You Proposing to Elect Anyone to the Providence Board?
Not at this time.  The Committee is only asking you to consent to the Proposals described in this Consent Statement.  The Committee may propose one or more director nominees to contest the election of the nominees up for election at the Company’s upcoming annual meeting.  If the Committee does so, it would distribute additional proxy solicitation materials.  Regardless of whether it proposes one or more director nominees, the Committee believes that the Proposals are needed and in the best interests of the Providence stockholders.

Who Is Eligible to Consent to the Proposals?
If you are a record owner of Common Stock as of the close of business on the Record Date, you have the right to consent to the Proposals.  Under the Company’s Bylaws, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board.  The Committee made a request on February [__], 2009, that the Board fix a record date for this consent solicitation.  Under the Bylaws, if the Board does not fix a record date in response to our request, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law.  The filing of this Consent Statement with the SEC, whether in preliminary or definitive form, shall not be deemed to be a request by us for the Board to set a record date for the consent solicitation.

When Is the Deadline for Submitting Consents?
The deadline for submitting consents is April [__], 2009.  We urge you, however, to submit your consent as soon as possible to make the Proposals effective.  For our Proposals to be adopted, the Company must receive written unrevoked consents signed by a sufficient number of stockholders to adopt the Proposals within 60 calendar days of the date of the earliest dated consent delivered to the Company.  The earliest dated consent was delivered to the Company on February [__], 2009.  WE URGE YOU TO ACT AS SOON AS POSSIBLE TO ENSURE THAT YOUR CONSENT WILL COUNT.

How Many Consents Are Needed to Adopt the Proposals?
The Committee’s Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding shares of Common Stock entitled to vote as of the close of business on the Record Date, provided that such consents are delivered to the Company within 60 calendar days of the date of the earliest dated consent delivered to the Company.  According to the Company’s latest Form 10-Q filed with the SEC on November 10, 2008, the Company had 12,321,736 shares of Common Stock outstanding as of November 3, 2008.  Cumulative voting is not permitted.  Assuming that the number of issued and outstanding shares remains 12,321,736 on the Record Date, the consent of the holders of at least [6,160,869] shares of Common Stock would be necessary to effect these Proposals.  The actual number of consents necessary to effect the Proposals will depend on the facts as they exist on the Record Date.

What Should You Do to Consent to Our Proposals?
If your shares of Common Stock are registered in your own name, please submit your consent to us by signing, dating and returning the enclosed [WHITE] consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions.  Accordingly, it is critical that you give instructions to consent to the Proposals promptly to your bank, broker firm, dealer, trust company or other nominee.  Please follow the instructions to consent provided on the enclosed [WHITE] consent card.  If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed [WHITE] consent card.  The Committee urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to The Providence Committee for Accountability, c/o D.F. King & Co., Inc. at 48 Wall Street, 22nd Floor, New York, New York 10005, so that the Committee will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Whom Should You Call if You Have Questions about the Solicitation?
Please call our consent solicitor, D.F. King & Co., Inc., toll free at (800) 848-3416.  Banks and brokers may call collect at (212) 269-5550.

IMPORTANT
The Committee urges you to express your consent on the [WHITE] consent card TODAY to amend the Company's Bylaws to:

1.	Fill Board vacancies either by a stockholder vote or by the affirmative vote of 75% of the directors then in office,

2.	Reimburse stockholders that nominate successful director candidates,

3.	Elect directors by majority vote in uncontested elections,

4.	Allow stockholders with 25% or more of the outstanding shares to call special meetings,

5.	Limit the chair’s ability to adjourn a stockholders’ meeting when a quorum is present,

6.	Eliminate advance notice provisions,

7.	Eliminate pre-textual questionnaires and “agreements” for director nominees,

8.	Remove the Board’s control over the record date in consent solicitations, and

9.	Require the affirmative vote of 75% of the directors then in office to approve changes to stockholder adopted or amended bylaws unless approved by the stockholders.

Adopt the Bylaw Changes for Better Board Accountability

REASONS FOR OUR SOLICITATION
We are significant stockholders of the Company.  The Committee members own in the aggregate a total of 2,302,095 shares of Common Stock, representing approximately 18.7% of the issued and outstanding Common Stock.  As the largest stockholders of Providence, the Committee has a vested financial interest in the maximization of the value of the Company’s Common Stock.  Our interests are aligned with the interests of all stockholders.  We have one simple goal – to maximize the value of the Common Stock for all stockholders.

We do not believe that the current executives and the Board have served the best interests of the Company’s stockholders, and we do not have confidence in their ability to improve the Company’s operating performance and enhance stockholder value.  Without reordering the Company’s priorities, we also fear that the Company’s intrinsic value may continue to sharply deteriorate under the continued stewardship of the Company’s current executive management team.

Specifically, our concerns include the following:

•	Providence’s disastrous stock performance.

•	The excessive compensation awarded to Providence’s executives and its directors.

•	The Board’s adoption of bylaws designed to thwart the stockholders.

•	The lack of strategic planning, as indicated in the disastrous LogistiCare acquisition.

•	The high and risky levels of indebtedness.

•	The misalignment of management and Board interests with the best interests of stockholders.

•	The apparent inability or refusal to consider ways of improving the Company’s position other than the sale of assets.

•	The refusal to communicate regarding critical corporate issues.

•
The incurring of tremendous costs to the Company with no benefit to the shareholders at a time when the Company is otherwise incurring operational losses.  Specifically the management and Board have rewarded themselves with stock and options costing the Company over $5 million while diluting the interests of the other shareholders and have retained attorneys and advisors to hinder shareholders to protect their actions.

•	Insufficient Board oversight of management.

PROVIDING FOR BOARD ACCOUNTABILITY:
PROPOSED BYLAW CHANGES
The Company’s Second Amended and Restated Certificate of Incorporation provides for a three-class staggered board, the size of which may only be fixed by a resolution of the Board of Directors of the Company (the “Board”).  The Board’s recent amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) on November 20, 2008 placed additional restrictions on the stockholders’ ability to act and, in particular, on the stockholders’ ability to change the composition of the Board.  In order to increase stockholders’ opportunities to gain representation on the Board, increase the accountability of each director to the stockholders and minimize or eliminate the additional restrictions imposed on stockholders’ ability to act by the Board’s recent bylaw amendments, the Committee will seek to amend the Bylaws to:  (1)  fill Board vacancies and newly-created directorships either by a stockholder vote or by the affirmative vote of 75% of the directors then in office, (2) provide that a stockholder or group of stockholders that succeeds in having one or more of its nominees elected to the Board in a contested election (if fewer than 50% of the total number of authorized directors is contested) shall be entitled to reimbursement from the Company for reasonable expenses incurred in connection with nominating one or more candidates for election to the Board, (3) provide for majority voting in the election of directors in uncontested elections, (4) reduce the percentage of stock holdings required for stockholders to call special meetings of stockholders from 50% to 25% and eliminate the additional limitations imposed on the stockholders’ ability to call special meetings by the Board’s recent amendments to the Bylaws, (5) limit the ability of the chairman to adjourn stockholder meetings to a later date, time and place to situations where no quorum is present, (6) eliminate the advance notice requirements for stockholders to propose business to be brought before an annual meeting of stockholders and the advance notice requirements for stockholders to nominate persons for election to the Board at an annual or special meeting of stockholders, (7) eliminate the additional requirements imposed on persons nominated for election to the Board by the Board’s recent bylaw amendments, including the requirement that nominees deliver a written questionnaire with respect to such person’s background and qualifications and enter into a undisclosed “Prospective Director Agreement,” which can only be obtained by requesting it from the Company (8) eliminate the additional procedural requirements imposed on stockholders proposing to act by written consent by the Board’s recent bylaw amendments, and (9) provide that any decision by the Board to repeal, alter or amend any bylaw adopted by the stockholders of the Company shall, if such repeal, alteration or amendment has not been approved by the stockholders, require the affirmative vote of 75% of the directors then in office.

PROPOSAL 1. FILL BOARD VACANCIES BY A STOCKHOLDER VOTE OR BY THE
AFFIRMATIVE VOTE OF 75% OF THE DIRECTORS THEN IN OFFICE

On November 18, 2008, the Board acted to appoint the Company's Chief Operating Officer, Craig Norris, to the Board of Directors to fill a vacancy on the Board left by the resignation of Stephen Geringer in April 2008.  Under the Bylaws, stockholders will not have the opportunity to vote on this director until the 2010 annual meeting of stockholders.  Having more than one member of management on the Board is contrary to acceptable corporate governance principles.  Moreover, were the stockholders to decline to reelect a management director to the Board, the Board could just expand the Board and fill the vacancy with the same management director that the stockholders had chosen not to reelect.

Presently, Article II, Section 2.04 of the Bylaws provides that vacancies in the Board shall be filled only by the remaining members of the Board and that newly-created directorships resulting from an increase in the number of directors shall be filled only by the Board unless the Board fails to do so, in which case the stockholders may fill the newly-created directorship at an annual or special meeting of stockholders. Article II, Section 2.04 reads in its entirety as follows:

“Vacancies on the Board.  Vacancies in the Board, whether resulting from death, resignation, removal or other cause, shall be filled only by the Board and not by the stockholders, by the affirmative vote of at least a majority of the remaining members of the Board, even though less than a quorum, or by a sole remaining director, and newly-created directorships resulting from any increase in the number of directors shall only be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 1.03 of these Bylaws.  Any director elected in accordance with the preceding sentence of this Section 2.04 shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected or appointed and until his or her successor shall have been duly elected and qualified, except in the event of his or her earlier death, resignation or removal.”

To eliminate the ability of the Board to thwart the will of stockholders by filling vacancies and otherwise manipulating the election process, the Committee seeks to provide that vacancies and newly-created directorships on the Board may be filled either by the stockholders or by the affirmative vote of seventy-five percent (75%) of the directors then in office.  As such, the Committee seeks to amend the Bylaws by deleting Article II, Section 2.04 in its entirety and inserting the following in lieu thereof:

“Vacancies in the Board.  Vacancies in the Board, whether resulting from death, resignation, removal or other cause, and newly-created directorships resulting from any increase in the number of directors may be filled either by the vote of stockholders or by the affirmative vote of seventy-five percent (75%) of the directors then in office, even if less than a quorum.  Any director elected in accordance with the preceding sentence of this Section shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected or appointed and until his or her successor shall have been duly elected and qualified, except in the event of his or her earlier death, resignation or removal.”

The proposed amendment to Article II, Section 2.04 also clarifies that any director elected to fill a vacancy resulting from death, resignation, removal or other cause shall hold office for a term that coincides with the term of the class to which the director was elected or appointed.

THE COMMITTEE URGES YOU TO CONSENT TO THIS BYLAW PROPOSAL.

PROPOSAL 2. REIMBURSEMENT OF PROXY EXPENSES

A proxy contest is a powerful tool available to stockholders seeking to influence, among other things, the composition of a board of directors.  One of the principal impediments to utilizing this tool, however, is its cost.  The stockholder or group of stockholders nominating persons for election to the board of directors must spend its own money to wage a proxy contest in support of the election of an insurgent slate while the corporation generally pays all the expenses for the reelection campaign of incumbent directors.  Presently, the Bylaws do not contain a provision for the reimbursement of expenses associated with running a successful insurgent slate.  In order to eliminate the principal impediment to utilizing proxy contests to nominate insurgent directors, the Committee seeks to amend the Bylaws to add the following provision as the new Article I, Section 1.07 thereof:

“Reimbursement of Proxy Expenses.  The Board shall cause the corporation to reimburse a stockholder or group of stockholders (together, the “Nominator”) for reasonable expenses (“Expenses”) incurred in connection with nominating one or more candidates in a contested election of directors to the Board, including, without limitation, printing, mailing, legal, solicitation, travel, advertising and public relations expenses, if (a) the election of fewer than 50% of the total number of authorized directors is contested in the election, (b) one or more candidates nominated by the Nominator are elected to the Board, (c) stockholders are not permitted to cumulate their votes for directors, and (d) the election occurred, and the Expenses were incurred, after this bylaw’s adoption.  The amount paid to a Nominator under this bylaw in respect of a contested election shall not exceed the amount expended by the corporation in connection with such election.”

THE COMMITTEE URGES YOU TO CONSENT TO THIS BYLAW PROPOSAL.

PROPOSAL 3. ELECT DIRECTORS BY MAJORITY VOTE IN UNCONTESTED ELECTIONS

Presently, the directors of the Company are elected by plurality vote – the default voting standard under the DGCL.  Under such a plurality voting standard, a director nominee who receives the highest number of affirmative votes cast is elected, whether or not such votes constitute a majority of all votes cast (including those withheld).  Thus, a director can be elected even if a majority of the votes cast are voted against the director’s election.  To increase the accountability of each director to the Company’s stockholders, the Committee seeks to amend the Bylaws to adopt majority voting in uncontested director elections.  Under this Proposal, a director will not be validly elected in an uncontested director election unless a majority of the votes cast for the director are voted in favor of the election of the director.  As such, the Committee seeks to amend the Bylaws by adding the following provision as the new Article II, Section 2.03 thereof:

“Required Vote for Directors.  Unless otherwise provided by these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast.  For purposes of this Section 2.03 of these Bylaws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose.  In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the nominating and governance committee, or such other committee designated by the Board pursuant to these Bylaws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken.  The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results.  The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.

If the Board accepts a director’s resignation pursuant to this Section 2.03, or if a nominee for director is not elected and the nominee is not an incumbent director, then the resulting vacancy may be filled pursuant to Article II, Section 2.04 of these Bylaws.”

This new Article II, Section 2.03 provides that director nominees in uncontested elections would be elected by a majority vote.  Under the majority voting standard, director nominees would be elected only if the nominee received more votes “for” than “against,” thereby enhancing the accountability of each director to the Company’s stockholders.  Abstentions and broker non-votes with respect to the election of a director would not be counted as votes cast and would have no effect in determining whether the required affirmative majority vote has been obtained.  In the event of a contested election, however, a plurality voting standard would continue to apply to protect against the possibility of a failed election contest in which no candidate receives a majority of votes “for” his or her election.

THE COMMITTEE URGES YOU TO CONSENT TO THIS BYLAW PROPOSAL.

PROPOSAL 4. ALLOW STOCKHOLDERS WITH 25% OR MORE OF THE
OUTSTANDING SHARES TO CALL SPECIAL MEETINGS

On November 20, 2008 the Board amended the Bylaws to, among other things, impose additional requirements on the stockholders’ ability to request special meetings of stockholders.  In particular, the Board added certain conditions, which if met, would preclude the stockholders’ request to call a special meeting.  The combination of the additional notice requirements and the procedural conditions creates a significant impediment to stockholders requesting special meetings and, as a practical matter, effectively eliminates the utility of a bylaw permitting stockholders to request special meetings.  Article I, Section 1.03(b) of the Bylaws, as amended on November 20, 2008, reads in its entirety as follows:

“Stockholder Requested Special Meetings.  Subject to the provisions of this Section 1.03(b), a special meeting of stockholders shall be called by a majority of the entire Board, or a Committee delegated such authority by the Board, in accordance with this Section 1.03(b), following receipt by the Secretary of the Corporation (the “Secretary”) of a written request for a special meeting (a “Special Meeting Request”) from the record holders of shares representing at least fifty percent (50%) (the “Requisite Percentage”) of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting as a single class (the “Requisite Holders”), if such Special Meeting Request complies with the requirements of this Section 1.03(b) and all other applicable sections of these Bylaws.  The Board shall determine whether all requirements set forth in these Bylaws have been satisfied and such determination shall be binding on the Corporation and its stockholders.  If a Special Meeting Request is made that complies with this Section 1.03(b) and all other applicable sections of these Bylaws, the Board may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a “Similar Item”) for stockholder approval at any other meeting of stockholders that is held within one hundred twenty (120) days after the Corporation receives such Special Meeting Request.

A Special Meeting Request must be delivered by hand or by registered U.S. mail or courier service, postage prepaid, to the attention of the Secretary during regular business hours.  A Special Meeting Request shall only be valid if it is signed and dated by each of the Requisite Holders or its duly authorized agent and includes the following: (i) a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting and the reasons for conducting such business at the special meeting; (ii) the text of any proposed amendment to the Bylaws to be considered at the special meeting; (iii) the name and address, as they appear on the Corporation’s books, of each stockholder of record signing such request, the date of each such stockholder’s signature and the name and address of any Stockholder Associated Person (as defined below); (iv) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by each such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such stockholder or any Stockholder Associated Person and any other direct or indirect right held by each such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which each such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any contract, arrangement, understanding, relationship or otherwise pursuant to which each such stockholder or any Stockholder Associated Person has the opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of any security issued by the Corporation (a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by each such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which each such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that each such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, shall be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (v) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions thereto and the rules and regulations promulgated thereunder; (vi) any material interest of each such stockholder or any Stockholder Associated Person in the business proposed to be conducted at the special meeting; (vii) a representation that each of the stockholders and any Stockholder Associated Persons submitting the Special Meeting Request intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (viii) if any stockholder submitting the Special Meeting Request or any Stockholder Associated Person intends to solicit proxies with respect to the stockholder’s proposal(s) or business to be presented at the special meeting, a representation to that effect; (ix) all information relating to each stockholder signing the Special Meeting Request and any Stockholder Associated Person that must be disclosed in a proxy statement or other filing made with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and (x) if the purpose of the special meeting includes the election of one or more directors, all the information each such stockholder would be required to include in a stockholder’s notice of nomination delivered to the Corporation pursuant to Section 2.02(a)(2) of these Bylaws.  For purposes of these Bylaws, a “Stockholder Associated Person” shall mean with respect to any stockholder (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.

In addition, a Special Meeting Request shall not be valid if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and other applicable law; (ii) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iii) a Similar Item was presented at any meeting of stockholders held within one hundred twenty (120) days prior to receipt by the Corporation of such Special Meeting Request (and, for purposes of this clause (iii), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (iv) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held; or (v) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

Stockholders may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the special meeting; provided, however, the Board shall have the discretion to determine whether or not to proceed with the special meeting.  In addition, failure of the Requisite Holders (A) to appear or send a qualified representative to present such proposal(s) or business for consideration at the special meeting; or (B) to own of record shares representing at least the Requisite Percentage at the time of the special meeting shall also constitute a revocation of the Special Meeting Request.”

In order to reduce the percentage of stock required to be held by the stockholder or group of stockholders requesting a special meeting from 50% to 25% and eliminate the additional limitations imposed on the stockholders’ ability to request special meetings by the Board’s recent bylaw amendments, the Committee seeks to amend the Bylaws by deleting Article I, Section 1.03(b) in its entirety and inserting the following in lieu thereof:

“Stockholder Requested Special Meetings.  A special meeting of stockholders shall be called by the Secretary upon the written request of stockholders holding of record at least 25% of the outstanding shares of the Corporation entitled to vote at such meeting.  Business transacted at a special meeting requested by stockholders shall be limited to the purposes stated in the request for the special meeting.”

THE COMMITTEE URGES YOU TO CONSENT TO THIS BYLAW PROPOSAL.

PROPOSAL 5. LIMIT THE CHAIR’S ABILITY TO ADJOURN A
STOCKHOLDERS’ MEETING WHEN A QUORUM IS PRESENT

On November 20, 2008 the Board also amended the Bylaws to permit adjournments of stockholders’ meetings to be called by the chairman of the meeting whether or not a quorum exists.  Permitting the chairman of the meeting to adjourn a stockholders’ meeting at which a quorum is present can frustrate the will of the stockholders which constitute such quorum.  Article I, Section 1.05 of the Bylaws, as amended on November 20, 2008, reads in its entirety as follows:

“Adjournment.  The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present.  In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.”

To eliminate the ability of the chairman of the meeting to frustrate the will of the stockholders by adjourning a meeting at which a quorum is present, the Committee seeks to amend the Bylaws to provide that the chairman of the meeting may adjourn a meeting of the stockholders only in the absence of a quorum by deleting Article I, Section 1.05 in its entirety and inserting the following in lieu thereof:

“Adjournment.  The holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn any meeting of stockholders, annual or special, from time to time whether or not a quorum is present to reconvene at the same or some other place.  Only in the absence of a quorum, may the chairman of the meeting adjourn any meeting of the stockholders from time to time to reconvene at the same or some other place.  Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.”

In this connection, the Committee also seeks to amend the Bylaws by inserting the language underlined below at the beginning of clause (ix) of Article I, Section 1.04 so that clause (ix) reads in its entirety as follows:

“(ix) in the absence of a quorum, adjourning the meeting to a later date, time and place announced at the meeting by the chairman;”

THE COMMITTEE URGES YOU TO CONSENT TO THIS BYLAW PROPOSAL.

PROPOSAL 6. ELIMINATE ADVANCE NOTICE PROVISIONS

Presently, the Bylaws require advance notice of (1) any business which a stockholder proposes to bring at an annual meeting of stockholders (Article I, Section 1.07 of the Bylaws) and (2) any nominations of persons for election to the Board which a stockholder proposes to bring at an annual or special meeting of stockholders (Article II, Section 2.02 of the Bylaws).  The notice required in each case must contain detailed information with respect to the stockholder proposing the business or nominee and with respect to the business or nominee to be considered at the annual or special meeting, as the case may be.  Article I, Section 1.07 of the Bylaws reads in its entirety as follows:

“Notice of Stockholder Proposals.

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly and timely brought before the meeting by any stockholder of the Corporation in compliance with the notice procedures and other provisions of this Section 1.07.

(b) For business to be properly brought before an annual meeting by a stockholder, such business must be a proper subject for stockholder action under the DGCL and other applicable law, as determined by the Chairman of the Board or such other person as is presiding over the meeting, and such stockholder (i) must be a stockholder of record on the date of the giving of the notice provided for in this Section 1.07 and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) must be entitled to vote at such annual meeting, and (iii) must comply with the notice procedures set forth in this Section 1.07.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

(c) To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first pubic disclosure of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

(d) To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing, as to each matter the stockholder proposes to bring before the meeting the following: (i) a description of the business desired to be brought before the meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration; (ii) the name and record address, as they appear on the Corporation’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person; (iii) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any Short Interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, shall be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder; (v) any material interest of such stockholder or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom; (vi) a representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies in support of such proposal; (vii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear at the meeting in person or by proxy to bring such business before such meeting; (viii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; (ix) in the event that such business includes a proposal to amend these Bylaws, the complete text of the proposed amendment; and (x) such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for such business pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

(e) If the information submitted pursuant to this Section 1.07 by any stockholder proposing business for consideration at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 1.07.  Upon written request by the Secretary, the Board or any committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 1.07.  If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 1.07.

(f) For purposes of these Bylaws, “public disclosure” shall be deemed to include a disclosure made in a (A) press release reported by the Dow Jones News Service, Reuters Information Service, Associated Press or any similar or successor news wire service, or (B) in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any successor provisions thereto.

(g) No business (other than nominations of persons for election to the Board which shall be made in accordance with the procedures set forth in Article II, Section 2.02 of these Bylaws) shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.07.

(h) Except as otherwise required by the DGCL and other applicable law, the Certificate or these Bylaws, the Chairman of the Board or other person presiding at an annual meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the annual meeting was properly brought before the meeting in accordance with the procedures set forth in this Section 1.07, including whether the stockholder or any Stockholder Associated Person on whose behalf the proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by this Section 1.07, and (ii) if any proposed business was not brought in compliance with this Section 1.07, to declare that such proposal is defective and shall be disregarded.

(i) In addition to the provisions of this Section 1.07, a stockholder shall also comply with all applicable requirements of the DGCL, other applicable law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals to be considered pursuant to Section 1.07(a)(iii) of these Bylaws.

(j) Nothing in this Section 1.07 shall be deemed to affect any rights of stockholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(k) Notwithstanding anything in this Section 1.07 to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Article II, Section 2.02 of these Bylaws for any such nomination to be properly brought before such meeting.”

Article II, Section 2.02 of the Bylaws reads in its entirety as follows:

Notice of Nominations for Directors.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board at an annual meeting of stockholders may be made (A) by or at the direction of the Board or a committee appointed by the Board, or (B) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.02(a), on the record date for the determination of the stockholders entitled to vote at such annual meeting of stockholders and at the time of such annual meeting of stockholders, (ii) who is entitled to vote at the annual meeting of stockholders, and (iii) who complies with the notice procedures set forth in this Section 2.02(a) as to such nominations, including, but not limited to, the procedures regarding such notice’s timeliness and required form.

(2) For a stockholder’s notice of nomination of persons for election to the Board at an annual meeting of stockholders to be brought before an annual meeting by a stockholder pursuant to Section 2.02(a)(1)(B) of these Bylaws, the stockholder must have given timely notice thereof, in proper written form, to the Secretary.  To be considered timely, a stockholder’s notice of nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice of nomination to the Secretary (whether given pursuant to this Section 2.02(a) or Section 2.02(b) of these Bylaws) shall set forth in writing the following: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation and employment of such person; (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (v) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and any Stockholder Associated Person, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and (vii) the information and agreement required under Section 2.03(b) of these Bylaws; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, as they appear on the Corporation’s stock ledger, and the name and address of any Stockholder Associated Person; (ii) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any Short Interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by such stockholder; (iv) any material interest of such stockholder or any Stockholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom; (v) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; (vi) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the person proposed as a nominee and/or (B) otherwise to solicit proxies in support of the election of such person; (vii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and (viii) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.  In addition to the information required above, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in this Section 2.02 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public disclosure by the Corporation, naming all of the nominees for directors or specifying the size of the increased Board, at least ninety (90) calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting, a stockholder’s notice required by this Section 2.02 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10 th) calendar day following the day on which such public disclosure is first made by the Corporation.

(b) Special Meetings of Stockholders.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board, or (iii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this Section 2.02(b), (B) is a stockholder of record on the record date for the determination of the stockholders entitled to vote at such meeting, (C) is a stockholder of record at the time of such meeting, (D) is entitled to vote at such meeting, and (E) complies with the notice procedures set forth in this Section 2.02(b) as to such nomination.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the proper form of stockholder’s notice required by Section 2.02(a)(2) of these Bylaws with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such special meeting or, if the first public disclosure made by the Corporation of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, not later than the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) If the information submitted pursuant to this Section 2.02 by any stockholder proposing a nominee for election as a director at a meeting of stockholders shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 2.02.  Upon written request by the Secretary, the Board or any committee thereof, any stockholder proposing a nominee for election as a director at a meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.02.  If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.02.

(2) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation at any meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 2.02.

(3) Notwithstanding anything in these Bylaws to the contrary, if a stockholder who has submitted a written notice of intention to propose a nominee for election as a director at a meeting of stockholders (or a designated representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(4) Except as otherwise required by the DGCL and other applicable law, the Certificate or these Bylaws, the Chairman of the Board or other person presiding at the meeting shall have the power and duty (a) to determine whether any nomination proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this Section 2.02, including whether the stockholder or any Stockholder Associated Person on whose behalf the nomination is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of the election of such stockholder’s nominee(s) in compliance with such stockholder’s representation as required by this Section 2.02, and (b) if any proposed nomination was not made in compliance with this Section 2.02, to declare that such nomination is defective and shall be disregarded.

(5) In addition to the provisions of this Section 2.02, a stockholder shall also comply with all applicable requirements of the DGCL, other applicable law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the applicable requirements for nominations by stockholders to be considered pursuant to Section 2.02(a) or Section 2.02(b) of these Bylaws.

(6) Nothing in this Section 2.02 shall be deemed to affect any rights of the holders of any series of Preferred Stock, if and to the extent provided for, under applicable law, the Certificate or these Bylaws.

Because the advance notice requirements set forth in Article I, Section 1.07 and Article II, Section 2.02 of the Bylaws unduly restricts the stockholders’ ability to present and act upon matters at stockholder meetings, the Committee seeks to amend the Bylaws to eliminate the advance notice requirements for stockholders to propose business to be brought before an annual meeting of stockholders and to eliminate the advance notice requirements for stockholders to nominate persons for election to the Board at an annual or special meeting of stockholders.  As such, the Committee seeks to amend the Bylaws by deleting Article I, Section 1.07 and Article II, Section 2.02 thereof in their entirety.

THE COMMITTEE URGES YOU TO CONSENT TO THIS BYLAW PROPOSAL.

PROPOSAL 7. ELIMINATE PRE-TEXTUAL QUESTIONNAIRES AND “AGREEMENTS”
FOR DIRECTOR NOMINEES

On November 20, 2008, the Board amended the Bylaws to adopt a new clause (b) to Article II, Section 2.03 of the Bylaws to require each director and nominee for election as a director to deliver to the Company a written questionnaire with respect to the director’s or nominee’s background and qualifications and to enter into an undisclosed “Prospective Director Agreement,” which is obtained only by requesting it from the Company.  Article II, Section 2.03(b) of the Bylaws, as amended on November 20, 2008, reads in its entirety as follows:

Qualifications.  Each director and nominee for election as a director of the Corporation must deliver to the Secretary at the principal office of the Corporation a written questionnaire with respect to the background and qualifications of such person (which questionnaire shall be provided by the Secretary upon written request and approved from time to time by the Board or its Nominating and Corporate Governance Committee) and a written representation and agreement (in the form provided by the Secretary upon written request) (the “Prospective Director Agreement”).  The Prospective Director Agreement (i) shall provide that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if such person is at the time a director or is subsequently elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if such person is at the time a director or is subsequently elected as a director of the Corporation, with such person’s duties as a director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) would be in compliance, if elected as a director of the Corporation, and will, if such person is at the time a director or is subsequently elected as a director of the Corporation, comply with all applicable corporate governance, conflicts of interest, confidentiality, securities ownership and stock trading policies and guidelines of the Corporation (copies of which shall be provided by the Secretary upon written request), and (ii) shall include, if such person is at the time a director or is subsequently elected as a director of the Corporation, such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Prospective Director Agreement in any material respect.

To eliminate the additional requirements imposed on persons nominated for election to the Board by the Board’s recent bylaw amendments, including the requirement that nominees deliver a questionnaire and enter into an undisclosed “Prospective Director Agreement,” the Committee seeks to amend the Bylaws by deleting Article II, Section 2.03(b) thereof in its entirety.

THE COMMITTEE URGES YOU TO CONSENT TO THIS BYLAW PROPOSAL.

PROPOSAL 8. REMOVE THE BOARD’S ATTEMPT TO IMPEDE
THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT

On November 20, 2008, the Board also amended the Bylaws to add a new clause (c) to Article V, Section 5.02 to impose additional procedural requirements on the stockholders’ ability to act by written consent.  Section 5.02(c), as amended, requires, among other things, that any person seeking to have the stockholders take action by written consent first submit a written request to the Board requesting that the Board fix a record date for such purpose.  To eliminate the additional procedural requirements imposed on stockholders proposing to act by written consent, the Committee seeks to amend the Bylaws by deleting Article V, Section 5.02(c) thereof in its entirety.

THE COMMITTEE URGES YOU TO CONSENT TO THIS BYLAW PROPOSAL.

PROPOSAL 9. REQUIRE 75% OF THE DIRECTORS THEN IN OFFICE TO APPROVE
CHANGES TO STOCKHOLDER ADOPTED OR AMENDED BYLAWS
UNLESS APPROVED BY THE STOCKHOLDERS

Pursuant to Section 109(a) of the DGCL and Article VI, Section 6.02 of the Bylaws, the stockholders have the power to adopt, amend or repeal the Bylaws.  However, because the Company’s Certificate confers such power, the Board also has the power to adopt, amend or repeal the Bylaws.  In order to prevent the Board from frustrating the will of the stockholders where the stockholders and the Board have concurrent power to amend the Bylaws, the Committee seeks to amend the Bylaws to provide that any decision by the Board to repeal, alter or amend any bylaw adopted or amended by the stockholders of the Company shall, if such repeal, alteration or amendment has not been approved by the stockholders, require the affirmative vote of 75% of the directors then in office.  As such, the Committee seeks to amend the Bylaws by inserting the following sentence at the end of Article VI, Section 6.01 thereof:

“Notwithstanding the foregoing, any decision by the Board to repeal, alter or amend, or to adopt or readopt any bylaw inconsistent with a bylaw adopted or repealed, altered or amended by the stockholders of the Corporation shall, if such repeal, alteration or amendment is not approved by stockholders, require the affirmative vote of seventy-five percent (75%) of the directors then in office at any regular or special meeting of the Board.”

THE COMMITTEE URGES YOU TO CONSENT TO THIS BYLAW PROPOSAL.

BACKGROUND OF THE CONSENT SOLICITATION
The following is a chronology of events leading up to this consent solicitation:

Between October 24, 2008, and November 20, 2008, 73114 Investments, L.L.C., Donald E. and Tiffany Smith, Michael Bradley, and Eric S. Gray, the members of The Providence Committee for Accountability (the “Committee”), purchased an aggregate of 2,302,095 shares of Common Stock.  On November 10, 2008, the members filed a Schedule 13D disclosing their purchases.  They disclosed that the shares of Common Stock were acquired for, and are being held for, investment purposes.  At the time that the members purchased those shares of Common Stock, the members believed the shares of the Common Stock of Providence were undervalued and represented an attractive investment opportunity.

On November 10, 2008, Don Smith telephoned Fletcher J. McCusker, the Chief Executive Officer of Providence, to arrange a meeting with management at the Company’s offices in Tucson, Arizona.  After several delays, the parties agreed to meet on Saturday morning, November 22, 2008.  Messrs. Smith, Bradley and Gray traveled to Tucson on Friday afternoon, November 21, 2008.

On Saturday, November 22, 2008, Messrs. Smith, Bradley and Gray met with Mr. McCusker and Fred Furman, General Counsel of the Company.  Throughout the meeting, these members emphasized that their focus was the undervaluation of the shares of Common Stock and assisting management in addressing the challenges faced by Providence and the undervaluation of the shares of Common Stock.  They inquired about the Company’s ability to meet the covenants of its existing debt agreements.  Messrs. McCusker and Furman continued to reply that they were unable to discuss any operational matters or matters associated with the debt as they were restricted by Regulation FD.  The participating members asked if Providence would have any interest in exchanging stock for outstanding indebtedness of the Company, thereby allowing Providence to reduce its debt without spending cash and give Providence a greater ability to meet debt covenants.  The meeting concluded after about an hour.  The Providence executives advised the participating members that the Board of Directors had filled a vacancy by adding another employee director, Craig A. Norris, the Chief Operating Officer of the Company.  They did not advise the members that the Board had amended and restated the Providence Bylaws.

Concerned about the Company’s continued compliance with its coverage ratios and debt covenants on November 24, 2008, the Committee reiterated its willingness to assist the Company.  Mr. Smith wrote the following letter to Mr. McCusker.

[Avalon Correctional Services, Inc. letterhead]

November 21, 2008

Fletcher J. McCusker, CEO
Providence Service Corporation
5524 East Fourth Street
Tucson, AZ 85711

Re: Possible assistance

Dear Mr. McCusker,

Thank you for meeting with us on Saturday.  On behalf of 73114 Investments, L.L.C. (“LLC”), I would like to reiterate our desire and willingness to help Providence Service Corporation (“Providence” or the “Company”) continue in compliance with its debt covenants and coverage ratios.  In that regard, set forth below is a suggestion as to a method of compliance that may interest you.  Please note that this is a suggestion only and not a binding offer of any kind.  Further, it is our intent for you to continue in compliance with your debt instruments and if any provision set forth would cause a violation of any covenant we would propose alternatives.

We suggest the following:

We would arrange for the acquisition of Five Million Dollars ($5,000,000.00) of subordinated debentures of Providence by the LLC or some related party (the “Holder”).

The Holder would exchange the Five Million Dollars ($5,000,000.00) of subordinated convertible debt for Five Million Dollars ($5,000,000.00) of voting cumulative preferred stock issued at $5.00 per share.  The preferred stock would have the following terms:

1.
8.5% annual dividend rate on the Five Million Dollars ($5,000,000.00) cumulative, (declared and paid if possible but if payment cannot be made because of debt instruments then declared and accrued with payment due upon liquidation of existing indebtedness).

2.
The preferred stock would be convertible in whole or in part into common shares at holder’s option at the exchange rate at the date of closing ($5.00 share price / 10 day trailing average closing price) provided no conversion would be permitted that would result in the violation of presently existing change of control provisions.

3.	Anti-dilution provisions to make the Holder whole in the case of any issuance of new or treasury shares.

4.	Issuance of additional preferred would require Holder’s approval.

5.	The Holder would have the right to name two directors as long as the preferred stock is outstanding.

6.	The preferred shares would be redeemable at holder’s option upon amendment, replacement, maturity, or extension of senior credit facility and/or subordinated debt indenture.

7.	The underlying common shares would be registered at Company’s expense.

8.	In the event of a declared default on any Company indebtedness the preferred shares would be exchangeable for the original debentures.

The transaction would be predicated on Providence providing projections for the term of the senior debt demonstrating continual compliance with coverage ratios.  Projections would be updated quarterly or more often at Holder’s request.  The Company would agree not to enter into any additional agreements with change of control provisions below 50% and the management and Board would agree to except and exempt Holder to the extent possible from all current 25% change of control provisions.

If you are interested in this structure or a similar one please let me know within ten (10) days from the date of this letter.  If you have any questions please don’t hesitate to contact me.

Very Truly Yours, Donald E. Smith, CEO

Following the meeting, Eric Gray wrote to Fred Furman after discovering that Providence had filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) on November 21, 2008, the day before the meeting.  The Form 8-K disclosed the Board’s amendment and restatement of the Providence bylaws.

[Avalon Correctional Services, Inc. letterhead]

November 24, 2008

Fred D. Furman, Esq.
Executive Vice President
and General Counsel
Providence Service Corporation
5524 East Fourth Street
Tucson, AZ 85711

Re: Corporate Governance Issues

Dear Mr. Furman,

I appreciated the opportunity to meet with you on Saturday morning November 22nd to discuss how 73114 Investments, L.L.C (“LLC”) and the members of its management could assist Providence Service Corporation (“Providence” or the “Company”) in the future.  After our meeting I was quite surprised, however, to learn that Providence had filed an 8K late Friday disclosing the adoption by the Board of Directors of new By-Laws for Providence.  The new By-Laws extensively amend the prior By-Laws and appear to be directed at insulating the Company from shareholder input and influence.

I was surprised for a number of reasons.  First, I was surprised that no mention was made in our meeting of the changes to the By-Laws since the changes were obviously in response to our acquisition of 18%+ of Providence stock.  I can overlook this based upon your unfamiliarity with us and your hesitancy to provide any information at all to us in the meeting.

More importantly, I was surprised by the new By-Laws because it appears that the Company’s Board spent significant time dealing with the potential influence of stockholders when that time could have been better spent dealing with the critical operational and debt issues facing the Company.

Beyond the time spent by the Board trying to block the influence of the LLC (as well as all other shareholders), I was surprised that no mention in the 8K was made of the consent of the Senior Credit Facility lenders to the material changes in the By-Laws.  As you know, Section 7.12 of the Credit Facility provides that the Company covenants not to amend, modify or change its organizational documents in a manner materially adverse to the interests of the lenders.  Prudence would dictate that the lenders be contacted before any changes to determine whether the lenders viewed the changes as materially adverse to their interests and whether they would consent to the changes in any event.  Since no mention was made in the 8K of the lender’s consent I can only assume such consent was not sought.

On behalf of the LLC as the major shareholder of the Company I urge you and the Board not to make further presumptions and hasty decisions such as the By-Law changes and thereby jeopardize our investment and the viability of the Company by giving the lenders an excuse to accelerate the Company’s indebtedness.  These types of actions are not in anyone’s best interests.

Despite the Board’s recent measures that are hostile to shareholders we intend to move forward in good faith to convince you that we want to help the Company and increase the value for all stakeholders.  If you have any questions regarding the matters set forth herein please do not hesitate to contact me.

Very Truly Yours, Eric S. Gray Vice President and Corporate Counsel

cc: Fletcher J. McCusker, CEO
Warren S. Rustand, Lead Director

Mr. Gray also wrote the following letter to Mr. Furman.

[Avalon Correctional Services, Inc. letterhead]

November 24, 2008

Fred D, Furman, Esq.
Executive Vice President
and General Counsel
Providence Service Corporation
5524 East Fourth Street
Tucson, AZ 85711

Re: Corporate Governance Issues

Dear Mr. Furman,

Pursuant to the discussion in our meeting on Saturday morning November 22nd please be advised that three officers and managers of 73114 Investments, L.L.C. (“LLC”) have an interest in assisting Providence Service Corporation (“Providence” or the “Company”) by becoming Board of Director members of the Company.

As a consequence of our interest I am requesting that you forward to me a copy of the application for Board membership as well as a copy of the policies for Directors regarding trading of the Company’s securities.

Also, in reviewing the new By-Laws and comparing them to your prior SEC filings there seems to be a conflict.  Prior SEC filings have indicated a cutoff date for shareholder proposals of December 22, 2008.  Your new By-Laws indicate a cutoff date (by calculation) of February 21, 2009.  Can you clarify?

If you cannot supply the requested information please let me know within five (5) days from the date of this letter.  If you have any questions regarding the matters set forth herein please do not hesitate to contact me.

Very Truly Yours, Eric S. Gray Vice President and Corporate Counsel

Providence responded in a letter from Mr. Furman to Mr. Gray.

[Providence Service Corporation letterhead]

December 3, 2008

VIA OVERNIGHT MAIL

AND FACSIMILE TRANSMISSION

Eric S. Gray, Esq.
Vice President and Corporate Counsel
Avalon Correctional Services, Inc
13401 Railway Drive
Oklahoma City. Oklahoma 73 I 14

Dear Mr. Gray:

I am responding to your letters to me dated November 24, 2008 (collectively, “letters”) that followed our in-person meeting two Saturdays ago at our offices in Tucson.  It was a pleasure to meet you, your CEO Donald E. Smith and your CFO, Michael Bradley from Avalon Correctional Services, Inc (“Avalon”).  We appreciate your collective interest in The Providence Service Corporation (“Providence”) and are always interested in hearing suggestions from our shareholders on how to further enhance shareholder value.

In your letters, you indicate that you and your colleagues at Avalon are interested in helping Providence increase value for all of our shareholders.  Increasing value for ALL our shareholders is the paramount goal of our Board of Directors and management team.

In your letters, you also indicated that three officers and managers of an Avalon affiliate have an interest in joining the Providence Board.  Please be advised that as our Board of Directors is classified, shareholders will be asked to vote for the election of only two directors at our next annual meeting.  While we recently had a vacancy in our Board due to a director’s resignation, that vacancy has since been filled with the appointment of our Chief Operating Officer, Craig A Norris, to the Board.

As is discussed in our 2008 annual meeting proxy statement, candidates for director are selected on the basis of various criteria including, by way of example, outstanding achievement in their career, board experience, education, whether they are independent under applicable Nasdaq listing standard and the SEC rules, financial expertise. Integrity, ability to make independent analytical inquiries, understanding of the business environment, experience in the social services industry and knowledge about the issues affecting the social issues industry, and willingness to devote adequate time to board and committee duties.  The proposed candidates should also be free of conflicts of interest that could prevent such candidate from acting in the best interest of Providence and our shareholders.  Additional special criteria apply to candidates who would also be considered to serve on a particular committee of the Board.  Our Bylaws also contain qualifications that require compliance, such as a commitment to avoid any situations that can compromise a director’s ability to fully comply with his fiduciary duties to Providence.

To the extent that you or your colleagues are interested in submitting a shareholder recommendation of candidates for director, you are certainly welcome to do so.  Director candidates recommended by shareholders are given the same consideration as candidates suggested by directors and executive officers.  All such shareholder recommendations, together with supporting materials such as detailed resumes, should be sent to my attention and I will forward such materials to the Chairman of the Nominating and Governance Committee (“Nominating Committee”).  In the interim, I have made the Chairman of the Nominating Committee aware of your potential interest in serving on the Providence Board.  In submitting any shareholder recommendations of candidates for director, please feel free to include any additional materials and other information that you believe would be relevant to the Nominating Committee in considering the qualifications of your recommended candidates.  Among the types of information that would be of interest to the Nominating Committee in considering a shareholder recommended candidate is the information that would be required to be disclosed in a proxy statement with respect to a candidate were such person to be nominated for election as director.  We also suggest that you review the provisions in our Bylaws with respect to qualifications of directors and consider whether your candidates will be able to comply with the requirements included therein.  Among other requirements, our Bylaws require all prospective director candidates to complete a detailed questionnaire.  Our questionnaire is updated on an annual basis as necessary to comply with new developments in the securities laws as well as to comply with best practices.  Once the 2009 questionnaire is available and we are ready to distribute it to our current directors and officers and any director candidates who are being considered, we will provide you with a copy as well.  Please note that we also require all directors to comply with our codes of conduct, conflicts of interest, confidentiality, and stock trading policies and guidelines.  At our recent meeting, you expressed some concern with our stock trading policy and requested that a copy be provided to you.  In response to such request, we are prepared to provide you with a current copy of such policy once you confirm to us that you will treat such policy as confidential material.

You also expressed some concern in your letters with respect to our credit agreement and whether the recent updating of our Bylaws required any lender consent.  We appreciate your concern in this regard as we very much value our relations with our lenders who we consider key stakeholders.  We believe that your concern is unwarranted as our credit facility only requires the lender’s consent if we amended our organizational documents in a manner “materially adverse to the interests of our lenders”.  We do not believe that any of our Bylaw amendments can be possibly construed in a way that adversely affects our lenders.

Finally, at our meeting in Tucson, you and your colleagues expressed some frustration with our inability to share any non-public information with you concerning Providence.  Please keep in mind that it is the policy of Providence to strictly comply with all federal securities laws, including, but not limited to, those laws, rules and regulations that prohibit selective disclosure to investors of material non-public information.  These rules apply equally to all stockholders regardless of the size of their investment in a company.  For more information on these rules, we refer you to the text of Regulation FD promulgated by the SEC.

We again thank you for your interest in Providence and in your willingness to constructively engage with us as we continuously look for opportunities to enhance value for ALL of our shareholders,

Sincerely

Fred D. Furman

Executive Vice President and General Counsel

cc: Fletcher J. McCusker
Elise Adams, Esq.

On the same day, Mr. McCusker wrote to Mr. Smith.

[Providence Service Corporation letterhead]

December 3, 2008

VIA OVERNIGHT MAIL

AND FACSIMILE TRANSMISSION

Donald E. Smith
Chief Executive Officer
Avalon Correctional Services, Inc.
1340 I Railway Drive
Oklahoma City, Oklahoma 73114

Dear Mr. Smith:

I am responding to your recent letter to me that followed our in-person meeting on Saturday, November 22, 2008 at our offices in Tucson.  We appreciate your collective interest in The Providence Service Corporation (“Providence”) and are always interested in hearing suggestions from our shareholders on how to further enhance shareholder value.

In your letter, you suggest a creative transaction where you would arrange for an affiliate of Avalon Correctional Services, Inc. to acquire five million dollars of Providence’s subordinated debentures that you would later exchange for an equal dollar value of voting cumulative preferred stock with various preferential terms, including an 8.5% annual dividend and the right for you to name two directors to the Board of Providence.  We have referred your suggestion to our Board and it has determined, after due consideration and deliberation, that your proposal is not in the best interests of the Company or its stockholders at this time.

Again, we thank you for your interest in Providence.

Sincerely,

Fletcher J. McCusker

Chief Executive Officer

cc: Fred D. Furman, Esq.
Elise Adams, Esq.

The Committee has received no further communications from the Providence executives.

On December 10, 2008, the Company issued a press release announcing the Board’s adoption on December 9, 2008, of a stockholder rights plan, also known as a “poison pill”.

As disclosed in a Form 8-K filed with the SEC on January 5, 2009, on December 30, 2008, the Compensation Committee awarded restricted stock grants to its executive officers and the non-employee directors.  The Compensation Committee also announced the immediate acceleration of all unvested stock options and restricted stock previously awarded to eligible employees and consultants, including stock options and restricted stock granted to senior management and non-employee directors.  The result of these actions was an expense charge to the Company of approximately $5.8 million.

On January 21, 2009, 73114 sent a stockholder demand for books and records as well as a stockholder demand for inspection of the stockholder list to the Company to facilitate communication with fellow stockholders, investigate potential wrongdoing, mismanagement, waste of corporate assets and breaches of fiduciary duties by members of the Company’s Board and to assess the ability of the Board to impartially consider a demand for action related to the items described in the demands.  The Committee stated that it had become increasingly concerned about the oversight of the Company’s Board and of management’s actions at a critical juncture in the Company’s business, particularly in connection with (a) the authorization of large increases in the levels of executive compensation; (b) the award of restricted stock grants under the Company’s 2006 Long Term Incentive Plan and the acceleration of the incentive awards and grants; (c) the amendments to the employment agreements between the Company and Messrs. McCusker, Deitch, Furman and Norris and the financial impact thereof; (d) possible accounting irregularities in the recording of asset values; and (e) the annual incentive compensation program of the Company.  The Committee also expressed concern about management’s unwillingness to communicate with them about these matters.  The demands were included as exhibits to an Amendment No. 1 to Schedule 13D, which the Committee filed with the SEC on January 22, 2009.

Providence’s outside legal counsel responded to the two inspection demands in letters dated January 26, 2009.  As to the demand for inspection of the stockholder list, counsel stated that Providence would make the requested list available and the Committee has obtained the stockholder list.  As to the books and records demand, counsel for Providence refused to make any books and records available asserting that the demand was “extraordinarily overbroad, patently inappropriate, unduly burdensome and devoid of a proper purpose, and, as such, represent an egregious abuse of the Section 220 demand process.”  The full text of these response letters and a press release issued by Providence were attached as exhibits in Form 8-K filed by Providence on January 26, 2009.

The Committee is weighing its response to the rejection of its books and records inspection demand.

NUMBER OF CONSENTS REQUIRED FOR THE PROPOSALS
Each Proposal will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding shares of Common Stock entitled to vote as of the close of business on the Record Date, provided that such consents are delivered to Providence within 60 days of the earliest dated written consent delivered to Providence.  According to Providence’s quarterly report on Form 10-Q filed with the SEC on November 10, 2008, as of November 3, 2008 there were 12,321,736 shares of Common Stock outstanding.

Assuming that the number of outstanding shares of Common Stock is 12,321,736 as of the Record Date, the consent of stockholders holding at least [6,160,869] shares of Common Stock would be necessary to effect each of the Proposals to amend the Company's Bylaws.  IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS.  ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.  “Broker non-votes” occur when a bank, broker or other nominee holder has not received instructions with respect to a particular matter, including the Proposals, and therefore does not have discretionary power to vote on that matter.  As a result, we urge you to contact your broker, banker or other nominee TODAY if any shares of Common Stock you own are held in the name of a broker, banker or other nominee and you have not provided to them instructions to promptly consent to the Proposals.  Please follow the instructions to the consent provided on the enclosed [WHITE] consent card.  If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or internet, instructions will be included on the enclosed [WHITE] consent card.

Each Proposal is independent of the others.  A Proposal’s effectiveness is not subject to, or conditioned upon, the effectiveness of the other Proposals.

CONSENT PROCEDURES
Section 228 of the DGCL provides that, absent a contrary provision in a Delaware corporation’s certificate of incorporation, any action that is required or permitted to be taken at any annual or special meeting of the corporation’s stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consents are properly delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Providence’s Certificate of Incorporation does not contain any such contrary provision.

The Bylaws provide that, in order that Providence may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board.  On [________ __], 2009, the Board fixed [________ __], 2009 as the record date for the solicitation made hereby (the “Record Date”).

For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to Providence within 60 days of the earliest dated written consent delivered to Providence.  Donald E. and Tiffany Smith delivered their signed written consent to Providence on February [__], 2009.  Consequently, the Committee will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date no later than April [__], 2009.  Nevertheless, we intend to set [_______ __], 2009 as the goal for submission of written consents.  WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.  The Committee reserves the right to submit to Providence consents at any time within 60 days of the earliest dated written consent delivered to Providence.

If the Proposals become effective as a result of this consent solicitation by less than unanimous written consent, prompt notice of the effectiveness of the Proposals will be given under Section 228(e) of the DGCL to stockholders who have not executed written consents.  All stockholders will be notified as promptly as possible by press release of the results of the solicitation.

PROCEDURAL INSTRUCTIONS
You may consent to any of the proposals on the enclosed [WHITE] consent card by marking the “CONSENT” box and signing, dating and returning the [WHITE] consent card in the envelope provided.  You may also withhold your consent with respect to any of the proposals on the enclosed [WHITE] consent card by marking the “DOES NOT CONSENT” box, and signing, dating and returning the [WHITE] consent card in the envelope provided.  You may abstain from consenting to any of the proposals on the enclosed [WHITE] consent card by marking the “ABSTAIN” box and signing, dating and returning the [WHITE] consent card in the envelope provided.

If you sign, date and return the [WHITE] consent card, but give no direction with respect to certain of the proposals, you will be deemed to consent to any such proposal.

Please note that in addition to signing the enclosed [WHITE] consent card, you must also date it to ensure its validity.

THE COMMITTEE URGES YOU TO CONSENT TO ALL THE PROPOSALS
ON THE ENCLOSED [WHITE] CONSENT CARD

Revocation of Written Consents.  An executed consent card may be revoked at any time by delivering a written consent revocation before the time that the action authorized by the executed consent becomes effective.  Revocations may only be made by the record holder that granted such consent.  A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective.  The delivery of a subsequently dated [WHITE] consent card that is properly executed will constitute a revocation of any earlier consent.  The revocation may be delivered either to the Committee, in care of D.F. King, or to the principal executive offices of Providence.  Although a revocation is effective if delivered to Providence, the Committee requests that either the original or photostatic copies of all revocations of consents be mailed or delivered to The Providence Committee for Accountability, c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, so that the Committee will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents to the actions described in this Consent Statement have been received.

SOLICITATION OF CONSENTS
The solicitation of consents under this consent solicitation is being made by the Committee.  Consents may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

The Committee has entered into an agreement with D.F. King & Co., Inc. for solicitation and advisory services in connection with this solicitation, for which D.F. King & Co., Inc. will receive a fee not to exceed $[_________], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  D.F. King & Co., Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  The Committee has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  The Committee will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that D.F. King & Co., Inc. will employ approximately 30 persons to solicit Providence stockholders as part of this solicitation.

The entire expense of soliciting proxies is being borne by the Committee.  Costs of this solicitation of proxies are currently estimated to be approximately $[___,000.00].  The Committee estimates that through the date hereof its expenses in connection with this solicitation are approximately $[___,000.00].

ADDITIONAL INFORMATION CONCERNING THE PARTICIPANTS
The participants in the proxy solicitation are Donald E. and Tiffany Smith, Michael Bradley, Eric S. Gray, and 73114 Investments, L.L.C. The Committee members are executives, directors and affiliates of Avalon Correctional Services, Inc., a leading developer and manager of private community correctional facilities and alternative correctional programming in the United States.

Donald Smith is the Chairman, Chief Executive Officer and principal stockholder of Avalon.  Tiffany Smith is the Vice President of Communications and principal stockholder of Avalon and the spouse of Mr. Smith.  Michael Bradley is Avalon’s Chief Financial Officer.  Eric Gray is Avalon’s Vice President and Corporate Counsel.  73114 is a wholly-owned subsidiary of Avalon, which is managed by Messrs. Smith, Bradley and Gray.  The principal business address of each of the participants is 13401 Railway Drive, Oklahoma City, Oklahoma 73114.

As of the date of this filing, the Committee members held in the aggregate 2,302,095 shares of Common Stock, or approximately 18.7% of the Common Stock outstanding, as disclosed in the Company’s most recent public filing.  As disclosed in the most recent amendment to Schedule 13D filed with the SEC on January 22, 2009, Donald E. and Tiffany Smith directly beneficially owns 7,200 shares of Common Stock of the Company, Michael Bradley directly beneficially owns 1,000 shares of Common Stock of the Company, Eric S. Gray directly beneficially owns 1,000 shares of Common Stock of the Company, and 73114 Investments, L.L.C. directly beneficially owns 2,292,895 shares of Common Stock of the Company.

Apart from their stock ownership in the Company, none of the Committee members have any interest in, or relationship with, the Company.

For the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each member of the Committee is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by all other members of the Committee.  Each member of the Committee disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.

For information regarding purchases and sales of securities of Providence during the past two years by members of the Committee, see Schedule I.

The Committee may seek reimbursement from Providence of all expenses it incurs in connection with the solicitation.  The Committee does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

The members of the Committee intend to enter into a Joint Filing and Solicitation Agreement in which, among other things, (i) the parties agree to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of Providence, (ii) the parties agree to solicit written consents or proxies in favor of the Proposals and to take all other action necessary or advisable to achieve the foregoing (the “Solicitation”), and (iii) the Committee agrees to bear all expenses incurred in connection with the Committee’s activities, including  approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.

Except as set forth in this Consent Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of Providence; (iii) no participant in this solicitation owns any securities of Providence which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of Providence during the past two years; (v) no part of the purchase price or market value of the securities of Providence owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Providence, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of Providence; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Providence; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of Providence’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Providence or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by Providence or its affiliates, or with respect to any future transactions to which Providence or any of its affiliates will or may be a party; and (xi) no person, including any of the participants in this solicitation, who is a party to an arrangement or understanding under which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Consent Statement.  There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to Providence or any of its subsidiaries or has a material interest adverse to Providence or any of its subsidiaries.  With respect to each of the participants in this solicitation, none of the events enumerated in Item 401(f)(1)-(6) of Regulation S-K of the Exchange Act occurred during the past five years.

APPRAISAL RIGHTS
The Company’s stockholders are not entitled to appraisal rights in connection with these Proposals under Delaware law.

SPECIAL INSTRUCTIONS
If you were a record holder of shares of Common Stock as of the close of business on the Record Date for this consent solicitation, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the “CONSENT,” “WITHHOLD CONSENT” or “ABSTAIN” box, as applicable, underneath each Proposal on the accompanying [WHITE] consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.  In addition, you may withhold consent to the removal of any individual director or the election of any individual Nominee by writing that person’s name on the consent card.

IF A STOCKHOLDER EXECUTES AND DELIVERS A [WHITE] CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED “CONSENT,” “WITHHOLD CONSENT” OR “ABSTAIN” FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL.

YOUR CONSENT IS IMPORTANT.  PLEASE SIGN AND DATE THE ENCLOSED [WHITE] CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY.  YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID.  FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a consent with respect to those shares of Common Stock and only on receipt of specific instructions from you.  Thus, you should contact the person responsible for your account and give instructions for the [WHITE] consent card to be signed representing your shares.  You should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to D.F. King & Co., Inc. at 48 Wall Street, 22nd Floor, New York, NY 10005, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

If you have any questions or require any assistance in executing your consent, please call:

D.F. King & Co., Inc.

Stockholders call toll-free: (800) 848-3416

Banks and Brokers call collect: (212) 269-5550

INFORMATION CONCERNING PROVIDENCE
Although we do not have any knowledge indicating that any statement made herein is untrue, we do not take any responsibility for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on our behalf, or for any failure by Providence to disclose events that may affect the significance or accuracy of such information.  See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the directors and management of Providence.
THE PROVIDENCE COMMITTEE FOR ACCOUNTABILITY

February [____], 2009

SCHEDULE I

TRANSACTIONS IN SECURITIES OF
THE PROVIDENCE SERVICE CORPORATION
DURING THE PAST TWO YEARS

Filing Party	Date	Buy or Sell	No. of Common Shares	Price
Eric S. Gray	10/30/2008	Buy	1,000	$0.86

Michael Bradley	10/30/2008	Buy	1,000	$0.85

Donald E. Smith and Tiffany Smith	10/24/2008 10/30/2008 11/04/2008 11/05/2008	Buy	1,500 5,000 100 600	$1.01 $0.85 $2.63 $2.51

73114 Investments, L.L.C.	10/27/2008	Buy	4,092	$0.98
		Buy	5,800	$0.99
		Buy	94,422	$1.00
		Buy	39,308	$1.01
		Buy	93,550	$1.02
		Buy	57,285	$1.03
		Buy	32,600	$1.04
		Buy	37,800	$1.05
		Buy	42,300	$1.06
		Buy	26,865	$1.07
		Buy	4,092	$0.98
		Buy	5,800	$0.99
		Buy	94,422	$1.00
		Buy	39,308	$1.01
		Buy	93,550	$1.02
		Buy	57,285	$1.03
		Buy	32,600	$1.04
		Buy	37,800	$1.05
		Buy	42,300	$1.06
		Buy	26,865	$1.07
	10/28/2008	Buy	10,815	$0.83
		Buy	10,000	$0.85
		Buy	10,000	$0.87

1

	Buy	10,000	$0.89
	Buy	10,519	$0.92
	Buy	9,581	$0.93
10/29/2008	Buy	34,317	$0.71
	Buy	10,000	$0.76
	Buy	500	$0.77
	Buy	9,000	$0.78
	Buy	12,000	$0.79
	Buy	15,000	$0.80
	Buy	10,000	$0.81
	Buy	10,000	$0.82
10/30/2008	Buy	15,000	$0.80
	Buy	19,777	$0.81
	Buy	20,000	$0.82
	Buy	15,623	$0.83
	Buy	95,590	$0.84
	Buy	47,357	$0.85
	Buy	46,653	$0.86
	Buy	2,000	$0.88
	Buy	3,440	$0.90
	Buy	101,284	$0.91
	Buy	13,386	$0.92
	Buy	7,014	$0.93
	Buy	11,330	$0.94
10/31/2008	Buy	9,000	$0.96
	Buy	1,409	$1.00
	Buy	9,355	$1.12
	Buy	3,900	$1.15
	Buy	1,500	$1.16
	Buy	31,261	$1.17
	Buy	6,652	$1.18
	Buy	69,291	$1.19
	Buy	67,526	$1.20
	Buy	57,718	$1.21

2

	Buy	37,427	$1.22
	Buy	20,290	$1.23
	Buy	17,274	$1.24
	Buy	32,677	$1.25
	Buy	110,100	$1.26
11/03/2008	Buy	5,000	$1.28
	Buy	26,464	$1.32
	Buy	33,390	$1.33
	Buy	44,431	$1.34
	Buy	47,177	$1.35
	Buy	42,955	$1.36
	Buy	20,068	$1.37
	Buy	14,175	$1.38
	Buy	19,920	$1.39
	Buy	22,362	$1.40
	Buy	4,343	$1.41
11/04/2008	Buy	5,200	$1.44
	Buy	12,288	$1.45
	Buy	11,430	$1.46
	Buy	27,500	$1.47
	Buy	20,100	$1.56
	Buy	100	$1.59
	Buy	7,300	$2.05
	Buy	12,518	$2.12
	Buy	9,550	$2.48
	Buy	100	$2.49
	Buy	25,742	$2.50
	Buy	600	$2.53
	Buy	22,700	$2.54
11/05/2008	Buy	2,150	$2.25
	Buy	225	$2.30
	Buy	2,655	$2.33
	Buy	12,500	$2.34
	Buy	2,500	$2.35

3

	Buy	3,100	$2.39
	Buy	8,900	$2.40
	Buy	5,200	$2.41
	Buy	4,500	$2.43
	Buy	17,580	$2.45
	Buy	5,000	$2.47
	Buy	5,000	$2.48
	Buy	5,300	$2.49
	Buy	10,775	$2.50
	Buy	45,528	$2.51
	Buy	5,000	$2.54
	Buy	5,000	$2.55
	Buy	10,000	$2.65
	Buy	7,500	$2.68
11/06/2008	Buy	3,606	$2.00
	Buy	1,000	$2.01
	Buy	2,500	$2.03
	Buy	2,500	$2.04
	Buy	5,639	$2.05
	Buy	300	$2.07
	Buy	12,500	$2.08
	Buy	3,200	$2.09
	Buy	12,057	$2.10
	Buy	200	$2.11
	Buy	3,400	$2.12
	Buy	5,682	$2.13
	Buy	13,150	$2.14
	Buy	22,761	$2.15
11/06/2008	Buy	20,524	$2.16
	Buy	2,500	$2.30
	Buy	5,000	$2.32
	Buy	2,500	$2.33
	Buy	2,500	$2.35
	Buy	2,500	$2.39

4

	Buy	2,500	$2.40
	Buy	2,500	$2.49
	Buy	2,500	$2.50
	Buy	2,500	$2.60
11/07/2008	Buy	100	$2.09
	Buy	10,000	$2.10
	Buy	5,100	$2.11
	Buy	900	$2.12
	Buy	2,500	$2.15
	Buy	1,200	$2.17
	Buy	3,400	$2.18
	Buy	14,100	$2.19
	Buy	62	$2.27
	Buy	8,000	$2.28
	Buy	675	$2.53
	Buy	14,238	$2.55
	Buy	6,500	$2.58
	Buy	3,500	$2.65
	Buy	1,280	$2.67
	Buy	2,500	$2.68
	Buy	8,020	$2.69
11/10/2008	Buy	2,500	$2.35
	Buy	800	$2.55
11/20/2008	Buy	487	$1.34

5

SCHEDULE II

The following tables are reprinted from Providence’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2008.

Principal Stockholders
The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Providence’s Common Stock by each stockholder known by Providence to own beneficially more than five percent of our outstanding Common Stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his/her shares.

Name and Address	No. of shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
William Blair & Company, L.L.C. (2) 222 W. Adams, Chicago, IL 60606	1,062,780	8.7%
Next Century Growth Investors, LLC(3) 5500 Wayzata Blvd., Suite 1275, Minneapolis, MN 55416	1,053,016	8.7%
Cardinal Capital Management, LLC(4) One Greenwich Office Park, Greenwich, CT 06831	1,048,100	8.6%
Wasatch Advisors, Inc.(5) 150 Social Hall Avenue, Salt Lake City, UT 84111	902,065	7.4%
Deutsche Bank AG(6) Theodore-Heuss-Allee 70-60468 Frankfurt am Main, Federal Republic of Germany	721,170	5.9%
Bank of America Corporation(7) 100 N. Tryon St., Charlotte, NC 28255	688,501	5.7%
Zesiger Capital Group LLC (8) 320 Park Avenue, New York, NY 10022	662,050	5.4%
The Bank of New York Mellon Corporation (9) One Wall Street, 31st Floor, New York, NY 10286	633,497	5.2%

(1)
The securities “beneficially owned” by an individual are determined as of the Record Date in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (“SEC”).  Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the Record Date.  Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Includes 1,062,780 shares of Common Stock indirectly beneficially owned by William Blair& Company, L.L.C. This is based on the Schedule 13G/A filed with the SEC on January 9, 2008.

(3)
Includes 1,053,016 shares of Common Stock indirectly beneficially owned by Next Century Growth Investors, LLC.  As a result of their position with and ownership in Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet may be deemed to indirectly beneficially own the 1,053,016 shares of Common Stock indirectly beneficially owned by Next Century Growth Investors, LLC.  The shares are owned by various accounts managed by Next Century Growth Investors, LLC.  Those accounts have the right to receive, or the power to direct the receipt of, dividends from, and the proceeds from the sale of, such shares.  This is based on the Schedule 13G/A filed with the SEC on February 14, 2008.

1

(4)	Includes 1,048,100 shares of Common Stock indirectly beneficially owned by Cardinal Capital Management, LLC. This is based on the Schedule 13G/A filed with the SEC on February 14, 2008.

(5)	Includes 902,065 shares of Common Stock indirectly beneficially owned by Wasatch Advisors, Inc. This is based on the Schedule 13G/A filed with the SEC on February 14, 2008.

(6)
Includes 721,170 shares of Common Stock indirectly beneficially owned by Deutsche Bank AG.  The shares are owned by various accounts managed by Deutsche Bank AG.  Those accounts have the right to receive, or the power to direct the receipt of, dividends from, and the proceeds from the sale of, such shares.  This is based on the Schedule 13G/A filed with the SEC on February 6, 2008.

(7)
Includes 688,501 shares of Common Stock indirectly beneficially owned by Bank of America Corporation.  Includes shares held in separately managed account programs over which unaffiliated managers exercise investment discretion and voting power and over which, in certain instances, Bank of America Corporation has concluded that it also could be deemed to have shared investment discretion and voting power.  This is based on the Schedule 13G/A filed with the SEC on February 7, 2008.

(8)	Includes 662,050 shares of Common Stock indirectly beneficially owned by Zesiger Capital Group LLC. This is based on the Schedule 13G filed with the SEC on February 11, 2008.

(9)
Includes 633,497 shares of Common Stock indirectly beneficially owned by The Bank of New York Mellon Corporation.  The amount beneficially owned includes, where appropriate, securities not outstanding which are subject to options, warrants, rights or conversion privileges that are exercisable within 60 days.  These securities may exclude securities of Providence with respect to which voting and/or dispositive power is exercised by subsidiaries of The Bank of New York Mellon Corporation, or departments or units thereof, independently from the exercise of those powers over the securities reported on Schedule 13G filed with the SEC on February 14, 2008.

Management and Directors Only
The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Providence’s Common Stock by (i) all of Providence’s directors and each nominee for director, (ii) all of Providence’s executive officers named in the “Summary Compensation Table” which follows and (iii) all of Providence’s directors and executive officers as a group.  Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his/her shares.

Name	No. of shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
Michael N. Deitch(2)	45,000	*
Fred Furman (3)	68,446	*
Fletcher Jay McCusker(4)	82,500	*
Craig A. Norris(5)	25,000	*
Mary J. Shea(6)	19,665	*
Hunter Hurst, III(7)	13,999	*
Kristi L. Meints(8)	55,428	*
Warren S. Rustand(9)	23,999	*
Richard Singleton(10)	41,407	*
All directors and executive officers as a group (10 persons)(11)	478,022	3.8%

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*	Less than 1%.

(1)
The securities “beneficially owned” by an individual are determined as of the Record Date in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC.  Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the Record Date.  Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Represents 45,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(3)	Represents 68,446 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(4)	Includes 12,500 shares of Common Stock held by Mr. McCusker. Includes 70,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(5)	Represents 25,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(6)
Includes 15,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date and 4,665 shares of Common Stock held by the Mary J. Shea Revocable Trust for which Ms. Shea is the sole trustee and sole beneficiary.

(7)	Includes 666 shares of Common Stock held by Mr. Hurst. Includes 13,333 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(8)	Includes 666 shares of Common Stock held by Ms. Meints. Includes 54,762 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(9)	Includes 666 shares of Common Stock held by Mr. Rustand. Includes 23,333 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(10)	Includes 666 shares of Common Stock held by Mr. Singleton. Includes 40,741 shares of Common

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EXHIBIT A
Text of Existing Bylaws
(Proposed to Be Changed)

PROPOSAL 1. FILL BOARD VACANCIES BY A STOCKHOLDER VOTE OR BY THE AFFIRMATIVE VOTE OF 75% OF THE DIRECTORS THEN IN OFFICE

Article II, Section 2.04, presently reads in its entirety:

“Vacancies on the Board.  Vacancies in the Board, whether resulting from death, resignation, removal or other cause, shall be filled only by the Board and not by the stockholders, by the affirmative vote of at least a majority of the remaining members of the Board, even though less than a quorum, or by a sole remaining director, and newly-created directorships resulting from any increase in the number of directors shall only be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 1.03 of these Bylaws.  Any director elected in accordance with the preceding sentence of this Section 2.04 shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected or appointed and until his or her successor shall have been duly elected and qualified, except in the event of his or her earlier death, resignation or removal.”

PROPOSAL 2. REIMBURSEMENT OF PROXY EXPENSES

No existing Bylaw is changed by this Proposal.

PROPOSAL 3. ELECT DIRECTORS BY MAJORITY VOTE IN UNCONTESTED ELECTIONS

No existing Bylaw is changed by this Proposal.

PROPOSAL 4. ALLOW STOCKHOLDERS WITH 25% OR MORE OF THE OUTSTANDING SHARES TO CALL SPECIAL MEETINGS

Article I, Section 1.03(b), presently reads in its entirety:

“Stockholder Requested Special Meetings.  Subject to the provisions of this Section 1.03(b), a special meeting of stockholders shall be called by a majority of the entire Board, or a Committee delegated such authority by the Board, in accordance with this Section 1.03(b), following receipt by the Secretary of the Corporation (the “Secretary”) of a written request for a special meeting (a “Special Meeting Request”) from the record holders of shares representing at least fifty percent (50%) (the “Requisite Percentage”) of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting as a single class (the “Requisite Holders”), if such Special Meeting Request complies with the requirements of this Section 1.03(b) and all other applicable sections of these Bylaws.  The Board shall determine whether all requirements set forth in these Bylaws have been satisfied and such determination shall be binding on the Corporation and its stockholders.  If a Special Meeting Request is made that complies with this Section 1.03(b) and all other applicable sections of these Bylaws, the Board may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a “Similar Item”) for stockholder approval at any other meeting of stockholders that is held within one hundred twenty (120) days after the Corporation receives such Special Meeting Request.

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A Special Meeting Request must be delivered by hand or by registered U.S. mail or courier service, postage prepaid, to the attention of the Secretary during regular business hours.  A Special Meeting Request shall only be valid if it is signed and dated by each of the Requisite Holders or its duly authorized agent and includes the following: (i) a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting and the reasons for conducting such business at the special meeting; (ii) the text of any proposed amendment to the Bylaws to be considered at the special meeting; (iii) the name and address, as they appear on the Corporation’s books, of each stockholder of record signing such request, the date of each such stockholder’s signature and the name and address of any Stockholder Associated Person (as defined below); (iv) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by each such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such stockholder or any Stockholder Associated Person and any other direct or indirect right held by each such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which each such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any contract, arrangement, understanding, relationship or otherwise pursuant to which each such stockholder or any Stockholder Associated Person has the opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of any security issued by the Corporation (a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by each such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which each such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that each such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, shall be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (v) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions thereto and the rules and regulations promulgated thereunder; (vi) any material interest of each such stockholder or any Stockholder Associated Person in the business proposed to be conducted at the special meeting; (vii) a representation that each of the stockholders and any Stockholder Associated Persons submitting the Special Meeting Request intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (viii) if any stockholder submitting the Special Meeting Request or any Stockholder Associated Person intends to solicit proxies with respect to the stockholder’s proposal(s) or business to be presented at the special meeting, a representation to that effect; (ix) all information relating to each stockholder signing the Special Meeting Request and any Stockholder Associated Person that must be disclosed in a proxy statement or other filing made with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and (x) if the purpose of the special meeting includes the election of one or more directors, all the information each such stockholder would be required to include in a stockholder’s notice of nomination delivered to the Corporation pursuant to Section 2.02(a)(2) of these Bylaws.  For purposes of these Bylaws, a “Stockholder Associated Person” shall mean with respect to any stockholder (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.

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In addition, a Special Meeting Request shall not be valid if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and other applicable law; (ii) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iii) a Similar Item was presented at any meeting of stockholders held within one hundred twenty (120) days prior to receipt by the Corporation of such Special Meeting Request (and, for purposes of this clause (iii), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (iv) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held; or (v) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

Stockholders may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the special meeting; provided, however, the Board shall have the discretion to determine whether or not to proceed with the special meeting.  In addition, failure of the Requisite Holders (A) to appear or send a qualified representative to present such proposal(s) or business for consideration at the special meeting; or (B) to own of record shares representing at least the Requisite Percentage at the time of the special meeting shall also constitute a revocation of the Special Meeting Request.”

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PROPOSAL 5. LIMIT THE CHAIR’S ABILITY TO ADJOURN A STOCKHOLDERS’ MEETING WHEN A QUORUM IS PRESENT

Article I, Section 1.05, presently reads in its entirety:

“Adjournment.  The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present.  In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.”

Clause (ix) of Article I, Section 1.04, presently reads in its entirety:

“(ix) adjourning the meeting to a later date, time and place announced at the meeting by the chairman;”

PROPOSAL 6. ELIMINATE ADVANCE NOTICE PROVISIONS

Article I, Section 1.07, presently reads in its entirety:

“Notice of Stockholder Proposals.

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly and timely brought before the meeting by any stockholder of the Corporation in compliance with the notice procedures and other provisions of this Section 1.07.

(b) For business to be properly brought before an annual meeting by a stockholder, such business must be a proper subject for stockholder action under the DGCL and other applicable law, as determined by the Chairman of the Board or such other person as is presiding over the meeting, and such stockholder (i) must be a stockholder of record on the date of the giving of the notice provided for in this Section 1.07 and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) must be entitled to vote at such annual meeting, and (iii) must comply with the notice procedures set forth in this Section 1.07.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

(c) To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first pubic disclosure of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

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(d) To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing, as to each matter the stockholder proposes to bring before the meeting the following: (i) a description of the business desired to be brought before the meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration; (ii) the name and record address, as they appear on the Corporation’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person; (iii) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any Short Interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, shall be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder; (v) any material interest of such stockholder or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom; (vi) a representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies in support of such proposal; (vii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear at the meeting in person or by proxy to bring such business before such meeting; (viii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; (ix) in the event that such business includes a proposal to amend these Bylaws, the complete text of the proposed amendment; and (x) such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for such business pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

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(e) If the information submitted pursuant to this Section 1.07 by any stockholder proposing business for consideration at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 1.07.  Upon written request by the Secretary, the Board or any committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 1.07.  If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 1.07.

(f) For purposes of these Bylaws, “public disclosure” shall be deemed to include a disclosure made in a (A) press release reported by the Dow Jones News Service, Reuters Information Service, Associated Press or any similar or successor news wire service, or (B) in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any successor provisions thereto.

(g) No business (other than nominations of persons for election to the Board which shall be made in accordance with the procedures set forth in Article II, Section 2.02 of these Bylaws) shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.07.

(h) Except as otherwise required by the DGCL and other applicable law, the Certificate or these Bylaws, the Chairman of the Board or other person presiding at an annual meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the annual meeting was properly brought before the meeting in accordance with the procedures set forth in this Section 1.07, including whether the stockholder or any Stockholder Associated Person on whose behalf the proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by this Section 1.07, and (ii) if any proposed business was not brought in compliance with this Section 1.07, to declare that such proposal is defective and shall be disregarded.

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(i) In addition to the provisions of this Section 1.07, a stockholder shall also comply with all applicable requirements of the DGCL, other applicable law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals to be considered pursuant to Section 1.07(a)(iii) of these Bylaws.

(j) Nothing in this Section 1.07 shall be deemed to affect any rights of stockholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(k) Notwithstanding anything in this Section 1.07 to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Article II, Section 2.02 of these Bylaws for any such nomination to be properly brought before such meeting.”

Article II, Section 2.02, presently reads in its entirety:

Notice of Nominations for Directors.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board at an annual meeting of stockholders may be made (A) by or at the direction of the Board or a committee appointed by the Board, or (B) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.02(a), on the record date for the determination of the stockholders entitled to vote at such annual meeting of stockholders and at the time of such annual meeting of stockholders, (ii) who is entitled to vote at the annual meeting of stockholders, and (iii) who complies with the notice procedures set forth in this Section 2.02(a) as to such nominations, including, but not limited to, the procedures regarding such notice’s timeliness and required form.

(2) For a stockholder’s notice of nomination of persons for election to the Board at an annual meeting of stockholders to be brought before an annual meeting by a stockholder pursuant to Section 2.02(a)(1)(B) of these Bylaws, the stockholder must have given timely notice thereof, in proper written form, to the Secretary.  To be considered timely, a stockholder’s notice of nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

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To be in proper written form, a stockholder’s notice of nomination to the Secretary (whether given pursuant to this Section 2.02(a) or Section 2.02(b) of these Bylaws) shall set forth in writing the following: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation and employment of such person; (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (v) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and any Stockholder Associated Person, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and (vii) the information and agreement required under Section 2.03(b) of these Bylaws; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, as they appear on the Corporation’s stock ledger, and the name and address of any Stockholder Associated Person; (ii) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any Short Interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by such stockholder; (iv) any material interest of such stockholder or any Stockholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom; (v) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; (vi) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the person proposed as a nominee and/or (B) otherwise to solicit proxies in support of the election of such person; (vii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and (viii) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.  In addition to the information required above, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

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(3) Notwithstanding anything in this Section 2.02 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public disclosure by the Corporation, naming all of the nominees for directors or specifying the size of the increased Board, at least ninety (90) calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting, a stockholder’s notice required by this Section 2.02 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10 th) calendar day following the day on which such public disclosure is first made by the Corporation.

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(b) Special Meetings of Stockholders.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board, or (iii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this Section 2.02(b), (B) is a stockholder of record on the record date for the determination of the stockholders entitled to vote at such meeting, (C) is a stockholder of record at the time of such meeting, (D) is entitled to vote at such meeting, and (E) complies with the notice procedures set forth in this Section 2.02(b) as to such nomination.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the proper form of stockholder’s notice required by Section 2.02(a)(2) of these Bylaws with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such special meeting or, if the first public disclosure made by the Corporation of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, not later than the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) If the information submitted pursuant to this Section 2.02 by any stockholder proposing a nominee for election as a director at a meeting of stockholders shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 2.02.  Upon written request by the Secretary, the Board or any committee thereof, any stockholder proposing a nominee for election as a director at a meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.02.  If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.02.

(2) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation at any meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 2.02.

(3) Notwithstanding anything in these Bylaws to the contrary, if a stockholder who has submitted a written notice of intention to propose a nominee for election as a director at a meeting of stockholders (or a designated representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation.

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(4) Except as otherwise required by the DGCL and other applicable law, the Certificate or these Bylaws, the Chairman of the Board or other person presiding at the meeting shall have the power and duty (a) to determine whether any nomination proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this Section 2.02, including whether the stockholder or any Stockholder Associated Person on whose behalf the nomination is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of the election of such stockholder’s nominee(s) in compliance with such stockholder’s representation as required by this Section 2.02, and (b) if any proposed nomination was not made in compliance with this Section 2.02, to declare that such nomination is defective and shall be disregarded.

(5) In addition to the provisions of this Section 2.02, a stockholder shall also comply with all applicable requirements of the DGCL, other applicable law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the applicable requirements for nominations by stockholders to be considered pursuant to Section 2.02(a) or Section 2.02(b) of these Bylaws.

(6) Nothing in this Section 2.02 shall be deemed to affect any rights of the holders of any series of Preferred Stock, if and to the extent provided for, under applicable law, the Certificate or these Bylaws.

PROPOSAL 7. ELIMINATE PRE-TEXTUAL QUESTIONNAIRES AND “AGREEMENTS” FOR DIRECTOR NOMINEES

Article II, Section 2.03(b), presently reads in its entirety:

Qualifications.  Each director and nominee for election as a director of the Corporation must deliver to the Secretary at the principal office of the Corporation a written questionnaire with respect to the background and qualifications of such person (which questionnaire shall be provided by the Secretary upon written request and approved from time to time by the Board or its Nominating and Corporate Governance Committee) and a written representation and agreement (in the form provided by the Secretary upon written request) (the “Prospective Director Agreement”).  The Prospective Director Agreement (i) shall provide that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if such person is at the time a director or is subsequently elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if such person is at the time a director or is subsequently elected as a director of the Corporation, with such person’s duties as a director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) would be in compliance, if elected as a director of the Corporation, and will, if such person is at the time a director or is subsequently elected as a director of the Corporation, comply with all applicable corporate governance, conflicts of interest, confidentiality, securities ownership and stock trading policies and guidelines of the Corporation (copies of which shall be provided by the Secretary upon written request), and (ii) shall include, if such person is at the time a director or is subsequently elected as a director of the Corporation, such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Prospective Director Agreement in any material respect.

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PROPOSAL 8. REMOVE THE BOARD’S ATTEMPT TO IMPEDE THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT

Article V, Section 5.02(c), reads in its entirety:

“Record Date for Corporate Actions by Written Consent.

(i) Notwithstanding Section 5.02(a) and Section 5.02(b) of these Bylaws, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 5.02(c).  Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose.  The Board may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date on which such resolution is adopted.  If the Board fails within ten (10) days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 5.02(c)(ii) below unless prior action by the Board is required under the DGCL, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(ii) (A) Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 5.02(c)(ii) of these Bylaws as a “Consent”) shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 5.02(c)(ii), Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(B) A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

(C) In the event of the delivery to the Corporation of a Consent, the Secretary shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary shall promptly designate two persons, who shall not be members of the Board, to serve as inspectors with respect to such Consent and such inspectors shall discharge the functions of the Secretary under this Section 5.02(c)(ii).  If after such investigation the Secretary or the inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action.  In conducting the investigation required by this Section 5.02(c)(ii), the Secretary or the inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.”

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PROPOSAL 9. REQUIRE 75% OF THE DIRECTORS THEN IN OFFICE TO APPROVE CHANGES TO STOCKHOLDER ADOPTED OR AMENDED BYLAWS UNLESS APPROVED BY THE STOCKHOLDERS

Article VI, Section 6.01, presently reads in its entirety:

“Amendment or Repeal by the Board.  Except as otherwise provided by the DGCL or the Certificate, these Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of not less than a majority of the Board of Directors at any regular or special meeting of the Board provided that notice of such proposed amendment or repeal to be made is included in the notice of the meeting at which such action takes place, which shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment or repeal.”

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EXHIBIT B
Text of Proposed Bylaws

PROPOSAL 1. FILL BOARD VACANCIES BY A STOCKHOLDER VOTE OR BY THE AFFIRMATIVE VOTE OF 75% OF THE DIRECTORS THEN IN OFFICE

As amended, Article II, Section 2.04, would read in its entirety:

“Vacancies in the Board.  Vacancies in the Board, whether resulting from death, resignation, removal or other cause, and newly-created directorships resulting from any increase in the number of directors may be filled either by the vote of stockholders or by the affirmative vote of seventy-five percent (75%) of the directors then in office, even if less than a quorum.  Any director elected in accordance with the preceding sentence of this Section shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected or appointed and until his or her successor shall have been duly elected and qualified, except in the event of his or her earlier death, resignation or removal.”

PROPOSAL 2. REIMBURSEMENT OF PROXY EXPENSES

A new Article I, Section 1.07, would read in its entirety:

“Reimbursement of Proxy Expenses.  The Board shall cause the corporation to reimburse a stockholder or group of stockholders (together, the “Nominator”) for reasonable expenses (“Expenses”) incurred in connection with nominating one or more candidates in a contested election of directors to the Board, including, without limitation, printing, mailing, legal, solicitation, travel, advertising and public relations expenses, if (a) the election of fewer than 50% of the total number of authorized directors is contested in the election, (b) one or more candidates nominated by the Nominator are elected to the Board, (c) stockholders are not permitted to cumulate their votes for directors, and (d) the election occurred, and the Expenses were incurred, after this bylaw’s adoption.  The amount paid to a Nominator under this bylaw in respect of a contested election shall not exceed the amount expended by the corporation in connection with such election.”

PROPOSAL 3. ELECT DIRECTORS BY MAJORITY VOTE IN UNCONTESTED ELECTIONS

A new Article II, Section 2.03, would read in its entirety:

“Required Vote for Directors.  Unless otherwise provided by these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast.  For purposes of this Section 2.03 of these Bylaws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

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In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose.  In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the nominating and governance committee, or such other committee designated by the Board pursuant to these Bylaws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken.  The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results.  The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.

If the Board accepts a director’s resignation pursuant to this Section 2.03, or if a nominee for director is not elected and the nominee is not an incumbent director, then the resulting vacancy may be filled pursuant to Article II, Section 2.04 of these Bylaws.”

PROPOSAL 4. ALLOW STOCKHOLDERS WITH 25% OR MORE OF THE OUTSTANDING SHARES TO CALL SPECIAL MEETINGS

As amended, Article I, Section 1.03(b), would read in its entirety:

“Stockholder Requested Special Meetings.  A special meeting of stockholders shall be called by the Secretary upon the written request of stockholders holding of record at least 25% of the outstanding shares of the Corporation entitled to vote at such meeting.  Business transacted at a special meeting requested by stockholders shall be limited to the purposes stated in the request for the special meeting.”

PROPOSAL 5. LIMIT THE CHAIR’S ABILITY TO ADJOURN A STOCKHOLDERS’ MEETING WHEN A QUORUM IS PRESENT

As amended, Article I, Section 1.05, would read in its entirety:

“Adjournment.  The holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn any meeting of stockholders, annual or special, from time to time whether or not a quorum is present to reconvene at the same or some other place.  Only in the absence of a quorum, may the chairman of the meeting adjourn any meeting of the stockholders from time to time to reconvene at the same or some other place.  Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.”

And the language underlined below would be inserted at the beginning of clause (ix) of Article I, Section 1.04, so that clause (ix) would read in its entirety:

“(ix) in the absence of a quorum, adjourning the meeting to a later date, time and place announced at the meeting by the chairman;”

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PROPOSAL 6. ELIMINATE ADVANCE NOTICE PROVISIONS

Article I, Section 1.07, and Article II, Section 2.02, would be deleted in their entirety.

PROPOSAL 7. ELIMINATE PRE-TEXTUAL QUESTIONNAIRES AND “AGREEMENTS” FOR DIRECTOR NOMINEES

Article II, Section 2.03(b), would be deleted in its entirety.

PROPOSAL 8. REMOVE THE BOARD’S ATTEMPT TO IMPEDE THE ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT

Article V, Section 5.02(c), would be deleted in its entirety.

PROPOSAL 9. REQUIRE 75% OF THE DIRECTORS THEN IN OFFICE TO APPROVE CHANGES TO STOCKHOLDER ADOPTED OR AMENDED BYLAWS UNLESS APPROVED BY THE STOCKHOLDERS

As amended, Article VI, Section 6.01, would read in its entirety:

“Amendment or Repeal by the Board.  Except as otherwise provided by the DGCL or the Certificate, these Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of not less than a majority of the Board of Directors at any regular or special meeting of the Board provided that notice of such proposed amendment or repeal to be made is included in the notice of the meeting at which such action takes place, which shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment or repeal.  Notwithstanding the foregoing, any decision by the Board to repeal, alter or amend, or to adopt or readopt any bylaw inconsistent with a bylaw adopted or repealed, altered or amended by the stockholders of the Corporation shall, if such repeal, alteration or amendment is not approved by stockholders, require the affirmative vote of seventy-five percent (75%) of the directors then in office at any regular or special meeting of the Board.”

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PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED FEBRUARY [__], 2009

[WHITE] CONSENT CARD

CONSENT OF STOCKHOLDERS OF PROVIDENCE TO ACTION WITHOUT A MEETING:

THIS CONSENT IS SOLICITED BY
THE PROVIDENCE COMMITTEE FOR ACCOUNTABILITY.

Unless otherwise indicated below, the undersigned, a stockholder of record of The Providence Service Corporation (the “Company”) on [______ __], 2009 (the “Record Date”), hereby consents under Section 228(a) of the General Corporation Law of the State of Delaware with respect to all Shares of common stock (the “Shares”) held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF NO BOX IS MARKED FOR PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL.  THE PROVIDENCE COMMITTEE FOR ACCOUNTABILITY RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1-9.

1.	To provide that vacancies and newly-created directorships may be filled either by the vote of stockholders or by the affirmative vote of 75% of the directors then in office,

☐	☐	☐
Consent	Withhold Consent	Abstain

2.
To provide that a stockholder or group of stockholders that succeeds in having one or more of its nominees elected to the Board in a contested election (if fewer than 50% of the total number of authorized directors is contested) shall be entitled to reimbursement from the Company for reasonable expenses incurred in connection with nominating one or more candidates for election to the Board,

☐	☐	☐
Consent	Withhold Consent	Abstain
3.	To provide for majority voting in the election of directors in uncontested elections,

☐	☐	☐
Consent	Withhold Consent	Abstain

4.
To reduce the percentage of stock holdings required for stockholders to call special meetings of stockholders from 50% to 25% and eliminate the additional limitations imposed on the stockholders’ ability to call special meetings by the Board’s recent amendments to the Bylaws,

☐	☐	☐
Consent	Withhold Consent	Abstain

5.	To limit the ability of the chairman to adjourn stockholder meetings to a later date, time and place to situations where no quorum is present,

☐	☐	☐
Consent	Withhold Consent	Abstain

6.
To eliminate the advance notice requirements for stockholders to propose business to be brought before an annual meeting of stockholders and the advance notice requirements for stockholders to nominate persons for election to the Board at an annual or special meeting of stockholders,

☐	☐	☐
Consent	Withhold Consent	Abstain

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7.
To eliminate the additional requirements imposed on persons nominated for election to the Board by the Board’s recent bylaw amendments, including the requirement that nominees deliver a written questionnaire with respect to such person’s background and qualifications and enter into a undisclosed “Prospective Director Agreement”, which can only be obtained by requesting it from the Company,

☐	☐	☐
Consent	Withhold Consent	Abstain

8.	To eliminate the additional procedural requirements imposed on stockholders proposing to act by written consent by the Board’s recent Bylaw amendments, and

☐	☐	☐
Consent	Withhold Consent	Abstain

9.
To provide that any decision by the Board to repeal, alter or amend any bylaw adopted by the stockholders of the Company shall, if such repeal, alteration or amendment has not been approved by the stockholders, require the affirmative vote of 75% of the directors then in office.

☐	☐	☐
Consent	Withhold Consent	Abstain

Each Proposal is independent of the others.  A Proposal’s effectiveness is not subject to, or conditioned upon, the effectiveness of the other Proposals.

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date: _________________, 2009
Signature:	___________________________________________
Signature (if held jointly)	___________________________________________
Title(s):	___________________________________________

Please sign exactly as name appears on stock certificates or on label affixed hereto.  When shares are held by joint tenants, both should sign.  In case of joint owners, EACH joint owner should sign.  When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

THIS SOLICITATION IS BEING MADE BY THE PROVIDENCE COMMITTEE FOR ACCOUNTABILITY AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

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